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                                                        Exhibit 1

                          PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of the 4th day of April, 1996, is between BANNON ENERGY INCORPORATED, a Texas corporation ("Seller"), and LOMAK PETROLEUM, INC., a Delaware corporation ("Buyer").

                               W I T N E S E T H:
                               - - - - - - - - -

         Whereas, effective as of January 1, 1996 at 7:00 a.m. (local time, as to each property, and being called the "EFFECTIVE TIME") but subject to the limitations, reservations and other terms hereof, Seller desires to sell, transfer, assign and convey, and Buyer desires to purchase and pay for all of the right, title and interest of Seller in and to all of the oil and gas assets of Seller situated in or relating to lands situated in the States of Texas, Oklahoma, New Mexico and Wyoming, but in all events excluding the Excluded Properties (as hereinafter defined), and which properties to be transferred shall include the following:

                 (A) All of Seller's right, title and interest in and to all oil and gas and other mineral leasehold interests described in SCHEDULE I attached hereto and made a part hereof insofar as such cover and relate to the lands and depths described or referred to in SCHEDULE I (said land as limited to depth being herein called the "LANDS" and said leasehold interests being herein called the "LEASES"), together with (i) all of Seller's rights, privileges, benefits and powers conferred upon the holder of the Leases with respect to the use and occupation of the surface of and the subsurface depths under the Lands which may be necessary, convenient or incidental to the possession and enjoyment of the interests in the Leases to be assigned as contemplated hereby, and (ii) all tenements, hereditaments and appurtenances of Seller belonging to the Leases.

                 (B) All of Seller's right, title and interest in and to all wells and wellbores, personal property, equipment (excluding rented and other leased equipment and inventory), flow lines or sale lines, fixtures and improvements, together with any other property directly relating to Seller's interests and rights in the Leases and any gathering systems, gas processing and/or gasoline plants.

                 (C) All of Seller's right, title and interest in and to all the property, contracts and agreements (including without limitation operating agreements, gas balancing agreements, gathering agreements, processing agreements, farmout and/or participation agreements and lease options), relating to the properties in clauses (A) and (B) or which are described or referenced in SCHEDULE I, and in all division orders, production and/or product purchase and sale contracts, leases and rental nnyagreements (including without limitation for compressors and other rented and leased equipment), permits, rights-of-way, servitudes, easements and licenses, options and orders in any way relating to Seller's interests and rights in the properties referenced in clauses (A) and (B) above including, without limitation, those described in SCHEDULE I.

                 (D) All of Seller's right, title and interest in, to and under or derived from all communitization, unitization and pooling agreements or communitized areas, units or pools created by governmental order or rule, including units created by such agreements, orders or rules, which cover or relate to the Leases or any of them or any part of them, whether or not described or referred to in SCHEDULE I.

                 (E) All of Seller's other right, title and interest in and to the Leases, the Lands and production from the foregoing, and other properties, rights, titles and interests described or referenced above, whether or not same are specified in SCHEDULE I, including without limitation Seller's overriding royalty interests, back-in, deferred or reversionary rights, and owned fee surface, mineral and royalty interests.





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                 (F)      All of Seller's right, title and interest in and to
all oil, condensate, natural gas and natural gas liquids produced after the Effective Time and all "line fill" and inventory below the pipeline connection in tanks, in each case attributable to Seller's interest in the Leases.

                 (G) All of Seller's files, books, records and data (other than Seller's financial files and records), including without limitation, maps, logs, title opinions and curative, production records, geological data, and computer data bases, relating to the properties, rights, titles and interests described above (collectively the "FILES"); provided Seller shall be entitled to retain copies of all land and geological files relating to the New Projects (as hereinafter defined). To the extent assignable and if Buyer desires an assignment of same, Seller will assign its rights as to all geophysical data relating to the Interests. Otherwise Seller will retain all nonassigned geophysical data and, to the extent allowed under applicable agreements, will allow Buyer and its consultants (but no other party) to have access to review said data.

                 (H) All of Seller's field office and/or building leases, furniture, fixtures and equipment therein and trailers utilized in the field and owned and leased field vehicles.

All of the foregoing clauses (A) through (H) (but excluding the Excluded Properties (as hereinafter defined)) are herein collectively called the "INTERESTS." Notwithstanding the foregoing, the Interests included in clause
(G) shall include any additional Files through the Closing Date (as hereinafter defined).

                 There is excluded from the Interests and reserved to Seller, its successors and assigns, the following (all of which are collectively called the "EXCLUDED PROPERTIES"):

                 (A) Seller's oil and other liquid hydrocarbons in the tanks above the pipeline connection at the Effective Time;

                 (B) Any and all rights and claims which are for the benefit of Seller arising, accruing or existing in Seller prior to the Effective Time including, but not limited to, any and all contract rights, claims, receivables, revenues, recoupment rights, recovery rights, accounting adjustments, mispayments or erroneous payments, and any other claims or rights of any nature relating to any time period prior to the Effective Time;

                 (C)      The equipment and supplies in inventory identified in
SCHEDULE II attached hereto and made a part hereof; and

                 (D) An undivided twelve and one-half percent of the right, title and interest of Seller in and to the leases and lease options described in SCHEDULE III and the agreements described or referenced in said schedules (the "NEW PROJECTS").

         IN CONSIDERATION of the above recitals and of the benefits to be derived by each party under this Agreement, it is hereby agreed as follows:

         1.      SALE AND PURCHASE.   Subject to the terms, conditions,
reservations and exceptions of this Agreement, on the Closing Date (as hereinafter defined) as of the Effective Time, Seller agrees to sell, transfer, assign and convey to Buyer and Buyer agrees to purchase and pay Seller the Purchase Price (as defined in Section 2 of this Agreement) for the Interests. Unless extended pursuant to the terms of this Agreement, if the conditions to Closing referred to in Sections 14 and 15 of this Agreement have been satisfied or waived, the Closing (the "CLOSING") shall be held on or before the later of April 30, 1996 or the date on which the requirements of the HSR Act (as hereinafter defined) have been fully complied with (the "CLOSING DATE"). Certain terms used in this Agreement are defined in Section 39. a)

         2. PURCHASE PRICE. The purchase price for the Interests shall be Thirty-Eight Million Dollars ($38,000,000) as adjusted pursuant to this Agreement (the "PURCHASE PRICE"). At Closing the Purchase Price shall be paid by Buyer's payment to Seller in immediately available funds as set forth in
Section 16.





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         3.      ALLOCATION OF THE PURCHASE PRICE.  Attached hereto as SCHEDULE
IV is the allocation of the Purchase Price among the leasehold interests, operating rights and other properties comprising the Interests. References hereinafter to a "property" or "properties" refer to the wells, units and other subdivisions of the Interests listed on SCHEDULE IV as to which a portion of the Purchase Price has been allocated. The parties believe such allocation represents a fair allocation of the Purchase Price among the Interests. Each party agrees to use the allocated values as set out on SCHEDULE IV for federal and state taxation purposes and shall not change a valuation without the prior written consent of the other party.

         4.      ALLOCATIONS.

                 (A) The parties agree that all production of oil, gas and other minerals from the Interests prior to the Effective Time, and all proceeds from the sale of such production, and all expenses accrued prior to the Effective Time shall be the property and obligation of Seller. All such production upon and after the Effective Time, and all proceeds from the sale thereof and all expenses accrued after the Effective Time except for Seller's G&A, shall be the property and obligation of Buyer. Attached hereto as
SCHEDULE V and made a part hereof is a schedule identifying oil in tanks for operated properties as of the Effective Time as set forth in SCHEDULE V shall be used as an adjustment for the benefit of Seller in the Preliminary Settlement Statement as defined in Subsection (F) below.

                 (B) At and after the Closing Date, Buyer shall assume any and all obligations for the subsequent plugging and abandoning of any wells and wellbores included in SCHEDULE I including costs for the restoration of the surface. Buyer shall have no rights or obligations with any wells or wellbores not included on SCHEDULE I.

                 (C) At Closing Buyer shall assume and be responsible for all rights and/or liabilities of Seller arising from any gas imbalances affecting the Interests as of the Effective Time and thereafter. As a part of the Final Accounting Buyer shall pay to Seller for underproduction and Seller shall pay to Buyer for overproduction as the case may be. Pricing shall be as agreed between Buyer and Seller, but absent agreement shall be the applicable sales prices in effect at the time the imbalance occurred. In the event subsequent to the Final Accounting Date, the imbalance volumes as of the Effective Time should change settlements thereof shall be made and paid in accordance with this Subsection (C).

                 (D) Seller shall be responsible for the settlement of or receive the benefit from all joint interest billing audits which relate to accounting periods prior to the Closing Date. Buyer shall be responsible for the settlement of or receive the benefit from all joint interest billing audits which relate to accounting periods on and after the Closing Date.

                 (E) Seller shall be entitled to retain, if paid, and shall be entitled to receive, if not paid, all amounts billed (whether billed before or after the Closing Date) by Seller as operator, contract operator, or agent operator to third parties for administrative or other costs through the period ending on the Closing Date chargeable, incurred or paid or to be paid by Seller in operating the Interests, including without limitation for operator overhead reimbursement. Said charges shall be consistent with underlying agreements and past accounting and operational practices.

                 (F) Seller shall deliver to Buyer on or before the fourth business day prior to Closing a preliminary settlement statement ("PRELIMINARY SETTLEMENT STATEMENT") setting forth adjustments to the Purchase Price provided for in or required by this Agreement using estimates where actual amounts are not known at the Closing. The Preliminary Settlement Statement shall be prepared in accordance with this Agreement and with standard industry and accounting practices. As soon as reasonably practicable after the Closing, but not later than sixty (60) days thereafter Seller shall prepare, in accordance with this Agreement and with standard industry and accounting practices, and deliver to Buyer, a final accounting statement showing the proration and calculation of





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credits and payment obligations of Buyer and Seller hereunder.  As soon as reasonably practicable thereafter, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes to be made in such statement. The parties shall use their best efforts to reach agreement (the "FINAL ACCOUNTING") on the final accounting statement on or before the 90th day after the Closing Date (such date the "FINAL ACCOUNTING DATE", whether or not Seller and Buyer have agreed on the Final Accounting). If the parties hereto have not agreed on the Final Accounting by the Final Accounting Date, then each of Buyer and Seller shall direct their independent accountants to select a mutually acceptable third party accounting firm, which is unaffiliated with Buyer and Seller, to prepare the Final Accounting, and the Final Accounting prepared by such accounting firm shall be final and binding on Buyer and Seller. The cost, if any, of such independent accounting firm shall be borne equally by Buyer and Seller.

                 (G) Subsequent to the Final Accounting through the period ending one year from the Closing Date, except for matters provided in this Agreement as to which there is a longer time limit or no time limit such as with respect to gas imbalances in Subsection (C) above, either party hereto may notify the other party of additional adjustments. Such claims shall be resolved and paid within 30 days after receipt of notice thereof. Any disputes shall be resolved in the same manner as described in Subsection (F) above.

         5. BUYER'S DUE DILIGENCE: Buyer has previously executed a confidentiality agreement (the "CONFIDENTIALITY AGREEMENT") dated January 19, 1996 (and accepted January 25, 1996) with Petrie Parkman & Co., Inc., as agent for Seller, which shall continue in full force and effect and govern Buyer's due diligence review. Additionally, Seller has furnished Buyer for information purposes only and not as an offer (copy #E-1) a confidential brochure regarding Seller dated January 1996.

                 (A) PROPRIETARY INFORMATION: Seller may provide Buyer and/or has heretofore provided Buyer with proprietary, subjective, confidential, or interpretative data, reports,information or projections concerning the past or present production of hydrocarbons or the quality and quantity, if any, of the hydrocarbon reserves or the environmental condition of the Interests (hereinafter collectively referred to as "PROPRIETARY DATA"). Except for all accounting and financial information possessed by Seller with respect to the Interests covering the period from January 1, 1994 through the date hereof, but excluding all projections, whether prepared by Seller or independent accountants retained by Seller and all data regarding actual production and actual well data taken by Seller during its ownership of the Interests (collectively the "ACTUAL DATA") Seller disclaims all responsibility for the accuracy or completeness of the Proprietary Data. Buyer specifically acknowledges and agrees that the Proprietary Data, other than the Actual Data, is proprietary, subjective, confidential and interpretative; that Buyer will not and/or has not heretofore relied on the Proprietary Data (other than the Actual Data) for any purpose whatsoever, including but not limited to the calculation of its own projections concerning the quality and quantity, if any, of hydrocarbon reserves contained in the Interests or its decision to purchase the Interests.

                 (B) ACCESS TO SELLER'S NON-PROPRIETARY INFORMATION: In addition to the Proprietary Data which Seller may provide to Buyer as described above, Seller shall make available to Buyer for review and copying at Buyer's expense during normal business hours at Seller's offices all material non-proprietary files, records, documents and non-interpretive data in Seller's possession relating to the Interests, including but not limited to, lease, land, title and division order files (including any abstracts of title, title opinions and title curative documents), contracts, correspondence, permitting files, engineering, production and well files and well logs. Seller shall not be obligated to perform any additional title work or undertake any curative and Seller shall not be obligated to make any existing abstracts and title opinions current.

                 (C) ACCESS TO SELLER'S PROPERTY: Seller shall make a good faith effort to give Buyer or Buyer's authorized representatives, at any reasonable time(s) before the Closing and upon adequate notice to Seller, physical access to the Leases and equipment included in the Interests, for the purpose of inspecting same. Such access shall be at Buyer's sole risk, cost and expense and Buyer shall indemnify, defend and hold harmless Seller and its respective officers, directors, employees, contractors and agents from any and all losses, liabilities, liens or encumbrances for labor or materials, claims and causes of action arising out of or in any way connected with or





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related to any personal injury to or death of any persons or damage to property occurring to or on the Interests as a result of Buyer's exercise of its rights under this subparagraph. Buyer agrees to comply fully with the reasonable rules, regulations and instructions issued by Seller regarding the actions of Buyer while upon, entering or leaving the Interests.

         6. TITLE. Buyer, at Buyer's expense, may review title to the Interests and based on such review the following adjustments shall be made.

                 (A) A "TITLE DEFECT" shall be any matter causing title to not be Defensible Title. For the purposes of this Agreement, "DEFENSIBLE TITLE" is such right, title and interest:

                          (i)     that is beneficially owned by Seller and
deducible of record from the records of the applicable county and free from reasonable doubt to the end that a prudent person engaged in the business of the ownership, development and operation of producing oil and gas properties with knowledge of the facts and their legal bearing would be willing to accept same;

                          (ii)    that, except for Permitted Encumbrances, is
not subject to an outstanding mortgage, deed of trust, lien or encumbrance or other adverse claim not listed or referenced on SCHEDULE I (liens and security interests which are released at or before the Closing shall not be considered Title Defects;

i) where, with respect to any property, the net revenue interest of Seller is not less than the net revenue interest which is set forth in SCHEDULE I for such property, or Seller's working interest is not greater than the working interest shown in SCHEDULE I for such property without a corresponding increase in the net revenue interest for such property; and

                          (i)     where the rights and interests of Seller are
not subject to being reduced by virtue of the exercise by a third party of a reversionary, back in or similar right other than those reflected or provided for in any of the agreements or other materials set forth in SCHEDULE I.

                 As used herein, the term "PERMITTED ENCUMBRANCES" shall mean the following items relating to the Interests, provided none of the following items shall operate to increase the working interest of Seller as set forth in
SCHEDULE I for any of the Interests, without a corresponding increase in the applicable net revenue interest or decrease the net revenue interest of Seller set forth in SCHEDULE I for any of the Interests:

                          (i)     lessors' royalties, overriding royalties, net
profits interests, production payments, reversionary interests and similar burdens;

                          (ii)    division orders and sales contracts;

                          (iii)   the preferential rights to purchase
identified in SCHEDULE VI attached hereto and made a part hereof;

                          (iv)    rights to consent to assignments and rights
of reassignment;

                          (v)     royalty owner, materialman's, mechanic's,
repairman's employee's, contractor's operator's, tax, and other similar statutory and common law liens or charges arising in the ordinary course of business for obligations that are not delinquent or that will be paid and discharged in the ordinary course of business;





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                          (vi)    rights to consent by, required notices to,
filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leasehold and fee estates or interests therein, which consents, notices, filings and/or other actions are customarily obtained after closing;

                          (vii)   easements, rights-of-way, servitudes,
permits, surface leases and other rights in respect of surface operations affecting the Interests which in the aggregate are not such as to interfere materially with the operation or use of any of the properties or materially reduce the value thereof;

                          (viii)  rights reserved to or vested in any
governmental, statutory or public authority to control or regulate any of the Interests in any manner, and all applicable laws, rules and orders of any governmental authority affecting the Interests which in the aggregate are not such as to interfere materially with the operation or use of any of the properties or materially reduce the value thereof;

                          (ix)    the contracts and agreements described or
referenced in SCHEDULE I and operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations affecting the Interests which are of public record or referenced in the applicable county, federal or other records or otherwise available to Buyer and all actions taken or operations occurring in the normal course of business pursuant to such instruments;

                          (x)     Title Defects that Buyer may have expressly
waived in writing or which are deemed to have been waived pursuant to Subsection (B) below;

                          (xi)    all conveyances, reservations and exceptions
of public record or contained in the Files affecting the Interests which in the aggregate are not such as to interfere materially with the operation or use of any of the Interests or materially reduce the value thereof; and

                          (xii)  all other liens, charges, encumbrances,
contracts, agreements, instruments, obligations, defects and irregularities affecting the Interests which would be accepted to a reasonably prudent operator (including consideration of time in pay) and/or which in the aggregate are not such as to interfere materially with the operation or use of the affected properties or materially reduce the value thereof.

                 (A) NOTICE OF TITLE DEFECT: Prior to the Closing Date, upon discovery of a Title Defect, Buyer shall immediately notify Seller in writing of the nature of the Title Defect and furnish Seller Buyer's basis for the assertion of such Title Defect and data in support thereof. Subject to Subsection (D) below, any Title Defect which is not disclosed to Seller at least five (5) days prior to the Closing Date shall conclusively be deemed waived by Buyer for all purposes. Buyer or Seller, as the case may be, shall notify the other party of any change in Title discovered which increases the net revenue interest of Seller therein ("TITLE BENEFITS").

                 (B) REMEDIES FOR TITLE DEFECTS: Seller shall be under no obligation to cure any Title Defects. Upon timely delivery of notice by Buyer of a Title Defect, Buyer and Seller shall meet and use their best efforts to agree on the validity of the defect and the amount of any required adjustment to the Purchase Price, provided that in no event shall any Purchase Price reduction for an affected property exceed the amount allocated to the affected property on SCHEDULE IV. If Buyer and Seller cannot agree on the amount of such Purchase Price adjustment, said amount shall be determined in accordance with the following guidelines:

                          (i)     if the Title Defect is based upon Buyer's
notice that Seller owns a lesser net revenue interest, then the portion of the Purchase Price allocated on SCHEDULE IV to the affected property shall be reduced in the same proportion that the actual net revenue interest bears to the net revenue interest shown on SCHEDULE I for such property and the Purchase Price shall be reduced by such amount;

                          (ii)    if the Title Defect is a lien, encumbrance or
other charge upon a property which is liquidated in amount, then, by Closing, such lien, encumbrance or other charge may be discharged by Seller to





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Buyer's satisfaction so as to remove the Title Defect from the affected property and no adjustment shall be made to the Purchase Price, or the property affected by the Title Defect may be excluded from the Interests conveyed to Buyer at the Closing (and shall be deemed to be part of the Excluded Properties) and the Purchase Price shall be reduced by the amount allocated to the affected property on SCHEDULE IV;

i) if the Title Defect represents an obligation or burden upon the affected property for which the economic detriment to Seller is not liquidated either the parties shall agree on the amount necessary to adjust therefor or the affected property shall be excluded from the Interests conveyed to Buyer at the Closing (and shall be deemed to be part of the Excluded Properties) and the Purchase Price shall be reduced by the amount allocated to the affected property on SCHEDULE IV;

                          (i)     if the Title Defect cannot be accommodated
pursuant to (i), (ii) or (iii) above and the parties cannot otherwise agree on the amount of such an adjustment to the Purchase Price, the property affected by the Title Defect shall be excluded from the Interests conveyed to Buyer at the Closing (and shall be deemed to be part of the Excluded Properties) and the Purchase Price shall be reduced by the amount allocated to the affected property on SCHEDULE IV;

                          (ii)    notwithstanding anything to the contrary
contained in this Agreement, the Purchase Price shall be adjusted for Title Defects only if either the net amount of adjustment in any individual instance exceeds $25,000, or if adjustment for more than one Interest, in the aggregate exceeds $100,000.00; once either threshold amount has been reached there shall be a full adjustment including the threshold amount except that an individual adjustment above $25,000 shall not then be included in determining whether the $100,000 aggregate threshold has been reached;

                          (iii)   if Buyer shall receive an adjustment at the
Closing on account of a Title Defect, Seller shall have until a date that is ninety (90) days after the Closing Date to cure the Title Defect at its cost and if by such date Seller can demonstrate to Buyer's reasonable satisfaction that the Title Defect has been cured, then Seller shall be entitled to reimbursement by Buyer for the amount of the adjustment received by Buyer at the Closing as a result of the Title Defect and Buyer shall pay such amount to Seller within ten (10) business days from the date that the parties agree the Title Defect has been cured and Seller shall at such time convey such property to Buyer if such property had been excluded from the Interests; and

                          (iv)    any amount otherwise payable hereunder by
Seller to Buyer shall be reduced by the amount of Title Benefits, if any.

                (B) SPECIAL WARRANTY CLAIMS. Anything to the contrary notwithstanding, Buyer shall have the right only during the two year period following the Closing Date to make a claim against Seller with respect to any matter constituting a breach of the special warranty of title provided in
Section 16(E)(i). Buyer and Seller shall employ the same remedies for title defects provided in Subsection (C) above adjusted to accommodate the additional period within which claims can be made.

         2. PREFERENTIAL PURCHASE RIGHTS AND CONSENTS: It is understood by Buyer that certain of the Interests are or may be subject to (1) preferential purchase rights, rights of first refusal and similar option rights in third parties to purchase a part of the Interests (collectively, "PREFERENTIAL RIGHTS") as set forth in SCHEDULE VI attached hereto or (2) lessors' approvals or other consents to transfer any part of the Interests (excluding governmental approvals and other consents routinely acquired after a transfer and the non-transferability requirement of any license, permit, right-of-way, pipeline franchise or easement, or a requirement for renegotiation upon transfer of ownership) (collectively, "CONSENTS TO ASSIGN"). A schedule of Consents to Assign is attached as SCHEDULE VII. This Agreement shall be subject to the terms and conditions of such Preferential Rights and Consents to Assign.
Seller shall use reasonable efforts to notify the holders of such Preferential Rights of the proposed transfer of the





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affected properties and the amount of the Purchase Price allocated to such properties. If prior to Closing any third party exercises a valid Preferential Right, the affected properties shall be excluded from the Interests conveyed to Buyer at the Closing (and shall be deemed to be part of the Excluded Properties) and the Purchase Price shall be reduced by the amount allocated to the affected property on SCHEDULE IV. Closing may occur prior to the return (or waiver) of such preferential right notices, and in the event after Closing a party exercises a Preferential Right, Buyer shall convey the affected property to such third party for the price set out in such notice and Buyer shall retain the price paid therefor. Seller shall promptly notify Buyer of the exercise of any Preferential Right and of the lapse of any applicable period of time within which a Preferential Right must be exercised. Seller shall use reasonable efforts to attempt to satisfy all Consents to Assign prior to the Closing Date. If a material Consent to Assign is not obtained within three (3) months after Closing, then unless Buyer otherwise elects, Seller shall pay to Buyer the allocated portion of the Purchase Price for the affected property in return for a reassignment of such property.

         3.      ENVIRONMENTAL CONDITIONS.

                 (A) AVAILABILITY OF DATA TO BUYER. The Interests have been used for the purpose of exploration, development, and production of oil and gas. Historical file information, to the best of Seller's knowledge, regarding crude oil and produced water, which may have been spilled or disposed of on-site and the locations thereof; pits and pit closures; burials; landfarming; landspreading; underground injection; and solid waste disposal sites will be made available to Buyer for inspection prior to Closing.

                 (B) ACCESS TO CONDUCT ASSESSMENT. Promptly after execution of this Agreement by both parties, Buyer shall have the right at its own risk and expense, to conduct or have conducted an environmental assessment of the Interests, including any ascertainment of the existence of any wetlands. Seller will provide Buyer (or its contractor) with reasonable access to the Interests operated by Seller to conduct the environmental assessment, subject to any restrictions on Seller with respect to access to the Interests. Seller will require Buyer and its contractor to comply with Seller's safety and industrial hygiene procedures and to execute an environmental testing and confidentiality agreement prior to performing any such test. Said agreement will provide: (1) that all information obtained by the environmental assessment be used solely for the purpose of an environmental evaluation of the Interests,
(2) that drafts of all reports, data, and other information produced or obtained as a result of the environmental assessment be provided to Seller, for its comments, prior to a final version of said reports being written, and (3) Buyer and its contractor agree to review Seller's comments and information prior to a final version of said reports being written. Buyer shall provide Seller five (5) days written notice of a desired date for such testing or assessment and the proposed locations. Seller shall have the right to be present during any testing or assessment and shall have a right to require splitting of all samples. Buyer shall provide Seller copies of all reports, results, data, and analyses in connection therewith within two (2) days of Buyer's receipt of same.Buyer agrees to release, indemnify, defend, and hold harmless Seller against any liability, loss, or damage to persons or property arising out of such access or environmental assessment.

                 (C) MATERIAL ADVERSE ENVIRONMENTAL CONDITIONS. From the Closing Date through the period ending one year thereafter, Buyer shall promptly advise Seller of any material adverse environmental conditions of the Interests which were in existence on or before the Closing Date which it finds unacceptable and provide evidence thereof. Claims made hereunder shall be determined in accordance with good industry practice exercised by companies having oil and gas assets in the range of $100,000,000 to $500,000,000 and who operate properties in the state in which the property or properties subject to potential environmental claims are located. For the purpose of this Section, a condition shall be "material" only if the cost payable by Buyer after reimbursement from the other owners to remediate a condition is in excess of $100,000. Buyer shall treat all information regarding any adverse environmental conditions as confidential whether material or not and shall not make any contact with any governmental authority regarding same without Seller's written consent until after the Closing. Prior to Closing if any material adverse environmental condition is discovered then, within five (5) days after receipt of notice from Buyer, with respect to each material adverse environmental condition ("CONDITION"), Seller will notify Buyer as to whether Seller wishes to (i) pay to remedy such Condition to Buyer's satisfaction or
(ii) remove that portion of the

Interests from the Interests being conveyed and adjust the Purchase Price accordingly. If such notice is given by Buyer to Seller within one year subsequent to the Closing Date, Seller shall, at its option: (i) pay Buyer in the amount necessary to remedy the Condition to Buyer's satisfaction; or (ii) pay to Buyer the allocated portion of the Purchase Price for the affected Interest in return for a reassignment of said Interest. If the property is taken back by Seller, except to the extent of acts of Buyer as to which Buyer shall be responsible, Seller agrees to hold Buyer harmless from any and all liability and responsibility therefor and agrees to indemnify, defend, and hold harmless Buyer from any and all claims, fines, expenses, costs, losses, and liabilities whatsoever (including, without limitation, attorneys' fees and costs) in connection with the Condition of the Interests or Buyer's failure to properly remediate in accordance with any applicable law. In addition, after the date which is one year subsequent to the Closing Date and for those of the Interests not retained by or returned to Seller, Buyer agrees to (i) accept all responsibility and liability for the environmental condition, including but not limited to, all existing and prospective claims, causes of action, fines, losses, costs, and expenses, excluding pending claims which shall remain the obligation of Seller and (ii) release Seller from any and all liability and responsibility therefor, including for statutory and strict liability and rights of contribution, and agrees to indemnify, defend, and hold harmless Seller from any and all claims, fines, expenses, costs, losses, and liabilities whatsoever (including, without limitation, attorneys' fees and costs) in connection with the environmental condition of the Interests or Buyer's failure to properly remediate in accordance with any applicable law.

                 (D) Buyer shall be foreclosed from making any new claims under this Section 8 after the period ending one year from the Closing Date has elapsed. Nothing herein contained shall limit the extent of liability ultimately determined for claims made within said one year period. The failure of Buyer to uncover facts upon which a claim could have been based if made within said one year period for whatever reason shall not permit making new claims thereafter.

         4. HART-SCOTT-RODINO FILING. As soon as practicable but in no event later than seven days after execution hereof the parties shall file (or will cause their ultimate parent entities to file) with the United States Federal Trade Commission and the United States Department of Justice all notifications and reports required for the transaction contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Acts of 1976 ("HSR Act") and shall request early termination of the prescribed waiting period. Both parties shall use their best efforts to promptly supply any supplemental or additional information which may be requested in connection therewith pursuant to the HSR Act and shall comply in all material respects with the requirements of the HSR Act. The filing fees shall be divided equally between Buyer and Seller and paid at the time of filing.

         5. NO SHOP. Seller agrees from the date hereof through the Closing that neither Seller nor any of its officers, directors or any other person or entity representing Seller will engage in any discussions or negotiations with others or otherwise solicit interest with respect to purchase of the Interests or which would negatively affect the ability of Buyer to complete the acquisition of the Interests as structured.

         6. NEW PROJECTS. The New Projects will be owned eighty-seven and one-half percent by Buyer and twelve and one-half percent by Seller. At Closing, Buyer and Seller shall enter into an operating agreement for each such project utilizing operating agreements substantially the same as that described on EXHIBIT A and made a part hereof. Each operating agreement shall incorporate and contain the existing area of mutual interest presently established for the relevant New Projects and shall provide for acquisitions to be shared eighty-seven and one-half percent by Buyer and twelve and one-half percent by Seller. At Closing Buyer shall also reimburse Seller for Buyer's eighty-seven and one-half percent share of costs paid by Seller after the Effective Time and up to and including Closing in any way relating to the New Projects, including without limitation, leasehold bonus, brokerage and seismic costs, drilling and completion costs, provided Buyer shall not reimburse Seller for nor shall Buyer have responsibility for the prospect fees or other costs identified in SCHEDULE VIII attached hereto and made a part hereof. Seller shall have no right to propose drilling operations under the operating agreements.

         7.      REPRESENTATIONS:

         (A) MUTUAL REPRESENTATIONS: Each party represents to the other that:

                 (i) it is an entity duly organized, validly existing and in good standing under the laws of the State of its creation, and, if required, is duly qualified to do business in the States in which the Interests are located;

                 (ii) it has all authority necessary to enter into this Agreement and to perform all its obligations hereunder and the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action;

                 (iii) its execution, delivery and performance of this Agreement and the transactions contemplated hereby will not: (a) violate or conflict with any provision of its Certificate of Incorporation, bylaws or other governing documents; (b) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound except as noted in SCHEDULE I or under those documents for which consents are needed as elsewhere contemplated in this Agreement; or (c) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation;

                 (iv) this Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder will have been duly executed and delivered;

                 (v) this Agreement, and all such documents and instruments shall constitute legal, valid and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency or similar laws affecting creditors' rights generally; and

                 (vi) it has been represented by legal counsel of its own selection who has reviewed this Agreement.

         (B)     BUYER'S REPRESENTATIONS:  Buyer represents to Seller that:

                 (i) Buyer is acquiring the Interests for its own benefit and account and that it is not acquiring said Interests with the intent of distributing fractional undivided interests thereof such as would be subject to regulation by federal or state securities laws, and that if, in the future, it should sell, transfer or otherwise dispose of said Interests or fractional undivided interests therein, it will do so in compliance with any applicable federal and state securities laws;

                 (ii) Buyer represents that all information requested by Buyer has been made available, that Buyer has been supplied with all of the additional information concerning the Interests that Buyer deemed necessary or appropriate as a prudent and knowledgeable purchaser to evaluate the Interests purchased and has satisfied itself as to the correctness of all information relating to the Interests;

i) Buyer represents that it has performed due diligence on the Interests that Buyer wishes to purchase, including its review of Actual Data and Proprietary Data and other files and performing all necessary tasks involved in evaluating the Interests, to the Buyer's complete satisfaction;

                 (i) Buyer acknowledges that Seller is making this sale based on Buyer's representations under this Section 12; and

                 (ii) Buyer has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in connection with this Agreement in respect of which Seller may have any responsibility; and any such obligation or liability that might exist shall be the sole obligation of Buyer.

         (B)     SELLER'S REPRESENTATIONS.  Seller represents to Buyer that:

                 (i) the Interests are not subject to any agreement, contract or arrangement other than the Leases, those listed in SCHEDULE I or those referenced in instruments or agreements in Seller's chain of title, which imposes any material obligation on Seller;

                 (ii) all rentals, royalties, overriding royalties and other similar payments, shut-in royalties and valid calls under unit or operating agreements with respect to the Interests have been timely, properly and fully paid or adequate provision made therefor;


i) the material Leases and contracts constituting the Interests are valid and subsisting and in full force and effect;


                 (i) there shall exist no lienable bills unpaid for over sixty (60) days for materials furnished or labor or services performed on or for any of the Interests other than those which Seller is contesting in good faith or for which adequate provision has been made;

                 (ii) except as noted in SCHEDULE I or as would not have a material adverse effect on the overall value of the Interests, Seller is not in breach or default under the Leases or any material agreement, contract or other arrangement in any way relating to the Interests or any order, writ, injunction or decree of any court or of any commission or other administrative agency;

                 (iii) Seller has not received any amounts or compensation for any production attributable to the Leases which were in excess of the amounts permitted under applicable laws, rules and regulations of the United States Government, including rules and regulations promulgated by the Federal Energy Regulatory Commission, or in contravention of any contract or agreement pursuant to which such production was sold, and has received no notice of any alleged violation;


i) all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Interests which are due have been properly paid except to the extent of any failure that is not reasonably expected to result in a material adverse effect on the Interests;


                 (i) Seller has complied in all material respects with and shall continue to materially comply with all valid laws, regulations and orders of all governmental agencies having jurisdiction over the Interests and Seller has received no notice of any material noncompliance which has not been cured;

                 (ii) other than under existing gas balancing agreements, Seller is not obligated, by virtue of a prepayment arrangement under any contract for the sale of hydrocarbons and containing a "take or pay" or similar provision, of a production payment, of an advance payment contract, of a forward sale contract, to deliver a material amount of hydrocarbons produced from the Interests at some future time without then or thereafter receiving full payment therefor;

                 (iii) No suit, action, or other proceeding is pending or threatened against Seller by any other purported title holder of the lands covered by the Interests, before any court or governmental agency which might result in impairment of or loss of value as to Seller's title to any part of the Interests or which might hinder or impede the operation of the Interests, and Seller shall promptly notify Buyer of any such proceedings arising or threatened prior to Closing;


i) Seller will provide Buyer through Closing access to Seller's records during normal business hours at their place of storage, and, at Buyer's cost, will assist Buyer in obtaining access to and the right to review and copy any records pertaining to the Interests not in Seller's possession or control, and from and after the date of execution of this Agreement through the Closing Date, Seller shall not add to or remove from the records any contracts, instruments, documents or other materials except for such additions and removals as are done in the ordinary course of business;

ii) no person or entity has any option to purchase or similar right under any agreement with respect to production attributable to the Interests which could reasonably be expected to materially and adversely affect the value of the Interests, taken as a whole;

iii) Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended;


iv) Seller has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in connection with this Agreement in respect of which Buyer may have any responsibility; and any such obligation or liability that might exist shall be the sole obligation Seller, including, without limitation, fees payable by Seller to Petrie Parkman & Co., Inc; and


                 (i) all schedules and exhibits to this Agreement are complete and accurate in all material respects on the date of this Agreement and will be complete and accurate in all material respects on the Closing Date, with such modifications thereto as are contemplated and permitted under Section 26 of this Agreement.

         2. CERTAIN COVENANTS OF SELLER. Seller agrees that from and after the date of this Agreement until the Closing Date:

                 (A) Seller will cooperate with Buyer in obtaining all permissions and approvals by governmental authorities and others as may be reasonably required in connection with the sale and transfer of the Interests and the acquisition, use and operation thereof by Buyer.

                 (B) Seller will give prompt notice to Buyer of any notice of material default received by Seller subsequent to the date of this Agreement under any material instrument or agreement relating to the Interests to which Seller is a party or by which it is bound, and Seller shall immediately notify Buyer of any suit filed or threatened against Seller relating to title to any of the Interests.

                 (C) Seller shall cooperate with and inform Buyer with respect to (i) taking all actions as may be required, including, without limitation, making the payment of delay rentals, to retain and keep in full force and effect the Interests, (ii) such notices and communications as may be required or received concerning or relating to applicable regulatory authorities and (iii) other material matters.

                 (D) Seller will perform and comply with all of the material covenants and conditions contained in the Leases and all agreements relating to the Interests, and Seller will provide Buyer with copies of any material contracts and agreements entered into by Seller after the date hereof and prior to Closing. Additional contracts and agreements may be added to those listed on the Schedules as of the date hereof provided such additions are made in compliance with Section 26 of this Agreement.

                 (E) Other than sales of gas, oil and other liquid products produced from the Interests in the regular course of business of owning and operating the Interests, sales or other dispositions of non-material or inactive assets prior to the date of Closing and transactions necessary to satisfy the exercise of Preferential Rights or obligations to third parties under presently existing contracts, Seller will not assign, convey, mortgage, hypothecate or dispose of any portion of the Interests to any party (or otherwise burden the Interests or production therefrom).

                 (F) Seller will carry on its business with respect to the Interests in substantially the same manner as it has heretofore, not introducing any new method of management, operation or accounting with respect to the Interests except as may be required by applicable statutes, rules or regulations or by applicable presently existing obligations.

                 (G) Attached hereto as SCHEDULE IX is an identification of certain insurance coverages maintained by Seller with respect to the Interests, and until Closing, Seller will maintain in force insurance with respect to the Interests similar or greater in coverage to that identified in
SCHEDULE IX.

         3.      SELLER'S CONDITIONS.      The obligations of Seller at Closing
are subject, at the option of Seller, to the satisfaction or waiver at or prior to the Closing of the following conditions:

                 (A) All representations of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if such representations were made at and as of the Closing.

                 (B) Buyer shall have performed and satisfied in all material respects all agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

                 (C) Buyer shall have delivered or caused to be delivered to Seller proof of bonds, in form and substance and issued by corporate sureties satisfactory to Seller, covering both the ownership of and rights to operate the Interests as required under any laws, rules or regulations of any federal, state, local or other agencies or entities having jurisdiction over the Interests, or a commitment by a surety company, satisfactory to Seller, to issue such bonds upon Closing; and

                 (D) No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

         4.      BUYER'S CONDITIONS.       The obligations of Buyer at Closing
are subject, at the option of Buyer, to the satisfaction or waiver at or prior to the Closing of the following conditions:

                 (A) All representations of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if such representations were made at and as of the Closing.

                 (B) Seller shall have performed and satisfied in all material respects all agreements required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

                 (C) No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

                 (D) Buyer's has been provided with all financial information relating to the Interests which Buyer will need for filings with the Securities and Exchange Commission (the "SEC").

                 (E) Seller's principal stockholder shall have executed a Conditional Guaranty in the form or EXHIBIT B attached hereto and made a part hereof, pursuant to which such person has guaranteed the indemnification and adjustment obligations of Seller under this Agreement.

                 (F) No material adverse change has occurred through the Closing date in the production characteristics of the Interests taken as a whole since January 1, 1996.

         5.      POSSESSION AND CLOSING.

                 (A) Unless extended pursuant to the terms of this Agreement, if the conditions to Closing referred to in Sections 14 and 15 of this Agreement have been satisfied or waived, the Closing shall be held on the Closing Date, at the offices of Seller in Houston, Texas. If the aforesaid conditions to Closing have been satisfied or waived on or before the scheduled date of Closing and either party fails to close, the party failing to close shall be deemed to have breached the obligations it has undertaken hereunder to perform at the Closing.

                 (B) If the conditions to Closing referred to in Sections 14 and 15 of this Agreement have not been satisfied or waived on or prior to the Closing Date, as same may be extended by mutual agreement, this Agreement shall then automatically terminate and be of no force and effect, and neither Seller nor Buyer shall have any obligation or liability to the other arising under, resulting from, or attributable to this Agreement (except for the obligations set forth in Section 38 below).

                 (C) In the event at Closing there is any suit or other proceeding pending or threatened before any court or governmental agency affecting title to a material part of any of the Interests, then such of the Interests shall be deemed to have a Title Defect and the provisions of Section 6 shall be applied.

                 (D) If the waiting period required by the HSR Act shall not have expired or been terminated, the Closing shall not occur until the first business day after such expiration or termination; provided if the Closing shall not have occurred on or before June 30, 1996, this Agreement shall then automatically terminate and be of no force and effect, and neither Seller nor Buyer shall have any obligation or liability to the other arising under, resulting from, or attributable to this Agreement (except for the obligations set forth in Section 38 below).

                 (E)      At the Closing the following shall occur:

                          (i)     Seller shall execute, acknowledge and deliver
to Buyer appropriate conveyances, assignments, transfers, bills of sale, and other instruments conveying title to the Interests, and shall include an assignment substantially in the form and substance as the form of assignment set forth as EXHIBIT C attached hereto and made a part hereof. Additionally, Seller shall execute, acknowledge and deliver to Buyer such additional assignments on forms required by the Bureau of Land Management and/or the Minerals Management Service for transfers of interests in federal leases and properties. Said conveyances of title to the Interests shall include a special warranty of title covering all claims made by, through or under Seller but not otherwise;

                          (ii)    Buyer shall pay to Seller the Purchase Price
in immediately available funds by wire transfer to the bank account designated by Seller; and

(i)      Buyer and Seller shall execute the Preliminary Settlement Statement.

                 (B) At the Closing and thereafter as may be necessary, the parties hereto shall execute, acknowledge, and deliver letters in lieu of transfer orders in mutually agreeable form, and such other transfer orders or instruments and shall take such other action as may be necessary to transfer the Interests to Buyer, to accomplish the orderly transfer of the Interests to Buyer and otherwise carry out their obligations under this Agreement, including obtaining approval of assignment of all federal leases by the Bureau of Land Management and the Minerals Management Service.

                 (C) Within ten (10) days after Closing, all funds being held by Seller in suspense accounts shall be transferred to Buyer. For a period of two years from the Closing Date, Seller shall be responsible, subject to a credit for funds held in such suspense accounts and applicable to a specific claim, for any claims made either on the basis that amounts that should have been suspended prior to the Closing Date were not suspended or that amounts were wrongfully held in suspense through the Closing Date and Seller shall defend, indemnify and hold Buyer harmless from any and all claims (including without limitation for any loss or damage and reasonable costs incurred by Buyer in investigating and defending) relating to any such claims with respect to the suspense accounts.

                 (D) As soon as reasonably possible but not later than thirty (30) days after the Closing Date, Seller shall deliver originals (or copies where originals are not available) of the Files to Buyer; provided, that Seller (i) shall exercise its best efforts to provide Buyer at Closing or as soon thereafter as is practicable with all Files necessary to assume and conduct operations of the Interests, and (ii) shall have the right to retain copies of Files. To the extent that Seller does not make copies, Seller shall be afforded reasonable access to review and copy Files for a period ending six years after the Closing Date.

         2.      INDEMNITY.

                 (A)      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
COVENANTS.     As more specifically provided by the terms of this Agreement, the representations, warranties and covenants of Buyer and Seller contained in this Agreement shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for the period specified. Where no specific period is provided, the survival period shall be one year from the Closing Date.

                 (B)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                          (i)     In the event Seller breaches (or in the event
any third party alleges facts that, if true, would mean Seller has breached) any of its representations, warranties, and covenants contained in this Agreement, if there is an applicable survival period pursuant to Section 17(A) above, provided that Buyer makes a written claim for indemnification against Seller, in accordance with this Agreement within the applicable survival period provided in the Agreement, then, subject to Subsection (E) below, Seller agrees to indemnify Buyer from and against the entirety of any individual adverse consequence in an amount greater than $100,000 or any adverse consequences which, in the aggregate, exceed $200,000 ("ADVERSE CONSEQUENCE"), in each case with indemnification being for the full amount of such Adverse Consequence, Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                          2       Seller also agrees to indemnify Buyer from
and against the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                          1       any liability (whether known or unknown,
whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) ("LIABILITY") that becomes a Liability of Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law); and

                          2       any Liability for any unpaid taxes relating
to the Interests with respect to any tax year or portion thereof ending on or before the Effective Time.

                 2        INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER.

                          1       In the event Buyer breaches (or in the event
any third party alleges facts that, if true, would mean Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, if there is an applicable survival period pursuant to Section 17(A) above, provided that Seller makes a written claim for indemnification against Buyer in accordance with this Agreement within such survival period, then the Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                 3        MATTERS INVOLVING THIRD PARTIES.

                          1       If any third party shall notify any party
(the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other party (the "INDEMNIFYING PARTY") under this Section 17, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. The obligations of Seller hereunder shall be limited to claims based upon events or occurrences arising on or prior to the Closing Date (or the Effective Time as to revenues and related expenses) while those of Buyer shall be limited to claims based on events arising after the Closing Date (or the Effective Time as to revenues and related expenses).

                          2       Any Indemnifying Party will have the right to
defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (a) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (b) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (c) the Third Party Claim involves only money damages and does not seek an injunction or other similar equitable relief, (d) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (e) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                          3         So long as the Indemnifying Party is
conducting the defense of the Third Party Claim in accordance with (ii) above,
(a) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (b) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (c) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                          4       In the event any of the conditions in (ii)
above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
Section 17.

                 4        ALTERNATIVE INDEMNIFICATION REMEDY.  Seller shall
have the option, in lieu of the indemnification provisions contained in this
Section 17, to pay to Buyer the amount allocated for any property as to which an indemnification claim is based and to assume all liabilities with respect to such property and Buyer shall reassign such property to Seller. In addition if such option is exercised by Seller, Seller must repay to Buyer all amounts expended by Buyer in the defense of any claim to the date of the exercise of such option.

         2       CASUALTY LOSS.  In the event of any damage by fire or other casualty to any of the Interests prior to Closing, this Agreement shall remain in full force and effect, and as to each affected Interest, Buyer, shall, at its election, (i) receive an assignment of any and all insurance claims related to such damage, and Buyer shall take title to the affected Interest without reduction in the Purchase Price or (ii) elect to delete the affected property from the Interests with a corresponding reduction in the Purchase Price equal to the value allocated to such property in SCHEDULE IV.

         3       TAXES AND PREPAID ITEMS.

                 1        APPORTIONMENT OF AD VALOREM AND PROPERTY TAXES.
All ad valorem taxes, real property taxes, personal property taxes and similar obligations with respect to the Interests for the tax period in which the Effective Time occurs shall be apportioned as of the Effective Time between Seller and Buyer with Seller being responsible for all such taxes for all periods prior to the Effective Time and Buyer being responsible for all such taxes for all periods subsequent to the Effective Time. Buyer shall file or cause to be filed all required reports and returns incident to such taxes and shall pay or cause to be paid to the taxing authorities all such taxes relating to the tax period in which the Effective Time occurs. Buyer shall supply Seller with copies of the filed reports and proof of payment promptly after filing and paying same. Seller shall pay to Buyer the pro rata share of such taxes owed by Seller within thirty (30) days after receipt of Buyer's invoice unless the Purchase Price was previously adjusted for such liability.

                 2        SALES TAXES.     The Purchase Price excludes any
sales taxes or other taxes required to be paid in connection with the sale of property pursuant to this Agreement. Buyer shall be liable for all sales, use and other taxes, conveyance, transfer and recording fees and real estate transfer stamps or taxes that may be imposed on any transfer of property pursuant to this Agreement. These taxes shall be and remitted by Buyer in a timely manner under applicable law. Buyer shall indemnify and hold Seller harmless with respect to the payment of any of these taxes including any interest or penalties assessed thereon.

                 3        OTHER TAXES.     Seller shall be responsible for all
taxes (other than income taxes) which are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or the receipt of proceeds therefrom (including but not limited to severance, production, and excise taxes) for all periods prior to the Effective Time and Buyer shall be responsible for all such taxes for all periods subsequent to the Effective Time. From and after the Closing, Buyer shall be responsible for paying or withholding or causing to be paid or withheld all such taxes and for filing all statements, returns, and documents incident thereto. Buyer shall deliver to Seller copies of all such tax statements, returns and documents which relate to all periods prior to the Effective Time, together with any refunds, and within 20 days of such delivery, Seller shall pay Buyer any amounts paid by Buyer with respect to such period.

                 4        COOPERATION.     Each party to this Agreement shall
provide the other party with reasonable access to all relevant documents, data and other information which may be required by the other party for the purpose of preparing tax returns and responding to any audit by any taxing jurisdiction. Each party to this Agreement shall cooperate with all reasonable requests of the other party made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other party any tax return or other confidential tax information.

                 5        APPORTIONMENT OF PREPAIDS.        Prepaid utility
charges applicable to periods following the Effective Time, prepaid rentals and any other prepaids or accrued payables, if any, attributable to the Interests shall be prorated as of the Effective Time and amounts owing from such proration shall be settled with the Final Accounting, which shall be made at such time as complete records are available. Seller's insurance policies and bonds shall not be a part of the Interests and Buyer shall have no responsibility for same.

         4       PERFORMANCE OF OBLIGATIONS.       Seller and Buyer shall use
all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to carry out all of their respective obligations under this Agreement and to consummate and make effective the purchase and sale of the Interests pursuant to this Agreement.

         5       GOVERNING LAW.   THIS AGREEMENT AND OTHER DOCUMENTS AND
INSTRUMENTS DELIVERED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO ANY CONFLICTS OF LAW RULES. ALL ASSIGNMENTS AND INSTRUMENTS OF CONVEYANCE EXECUTED IN ACCORDANCE WITH THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE INTERESTS CONVEYED THEREBY ARE LOCATED.

         6       HEADINGS.        The headings in this Agreement are for
convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         7       SEVERABILITY:    In the event any covenant, condition, or
provision contained herein is held to be invalid by a court of competent jurisdiction, the invalidity of any such covenant, condition or provision shall in no way affect any other covenant, condition or provision contained herein; provided, however, that any such invalidity does not materially prejudice either the Buyer or Seller in its respective rights and obligations contained in the valid covenants, conditions, and provisions of this Agreement.

         8       WAIVER:  No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         9       CONSTRUCTION OF AMBIGUITY:        In the event of any
ambiguity in any of the terms or conditions of this Agreement, including any exhibits hereto and whether or not placed of record, such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

         10      EXHIBITS.        All references in this Agreement to Exhibits
and Schedules shall be deemed to be references to such Exhibits and Schedules as the same may be amended and supplemented by mutual agreement of the parties or as otherwise contemplated herein through and as of the date of the Closing. Prior to the Closing Seller may supplement, alter or correct SCHEDULE I to properly describe the Leases and to include other matters contemplated by this Agreement (such as to add new or correct descriptions of contracts and agreements). Seller shall furnish to Buyer a copy of each such change. In addition the parties recognize that new leases are being acquired with respect to the New Projects and prior to Closing Seller may supplement or correct SCHEDULE III to properly reflect additional Leases within the New Projects. Any changes shall be effective so long as Buyer has received notice thereof and such changes do not adversely affect the economic benefits provided to Buyer under this Agreement.

         11      NOTICES.         Any notice, request, instruction or other
document to be given hereunder by either party to the other shall be in writing, and delivered by facsimile, courier or similar delivery service, or mailed by registered or certified mail, postage prepaid, as follows:

                 If to Buyer, addressed to:

                          Lomak Petroleum, Inc.
                          500 Throckmorton Street
                          Fort Worth, Texas 76012
                          Attention: Chad L. Stephens
                          Telephone for facsimile notice:
                          (817) 870-2316

                 with a copy to:

                          Walter M. Epstein, Esq.
                          Rubin, Baum, Levin, Constant & Friedman
                          30 Rockefeller Plaza
                          29th Floor
                          New York, New York 10112
                          Telephone for facsimile notice:
                          (212) 698-7825

                 If to Seller, addressed to:

                          Bannon Energy Incorporated
                          3934 FM 1960 West, Suite 240
                          Houston, Texas 77068-3539
                          Attention: Robert D. Johnson
                          Telephone for facsimile notice:
                          (713) 893-6780

                 Any such notice, request, instruction or other document shall be deemed to have been given as of the date of proof of confirmation with respect to facsimile notice the next business day with respect to notices sent via overnight delivery service and the date which is three days after notice is sent by any other means at the address listed above for the receiving party.

         1       ENTIRE AGREEMENT.         This instrument and attached
Exhibits and Schedules together with the Confidentiality Agreement state the entire agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between Buyer and Seller concerning the subject matter hereof including without limitation that certain letter of intent dated February 27, 1996 between Buyer and Seller. Except as noted herein, this Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by both Seller and Buyer.

         2       ASSIGNMENT.      Neither party hereto shall assign (whether
before, at or after the Closing) this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, which may be withheld for any or no reason. Notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement to Lomak Production Company or any other wholly owned subsidiary, provided that Buyer remains liable for its obligations under this Agreement. Any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         3       DTPA WAIVER.     TO THE EXTENT APPLICABLE TO THE ASSETS OR ANY
PORTION THEREOF, BUYER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, CHAPTER 17, SUBCHAPTER E. SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED). TEX. BUS. & COM. CODE. IN ORDER TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER BUYER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT IT (i) IS IN THE BUSINESS OF SEEKING OR ACQUIRING BY, PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE; (ii) HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; (iii) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL, BUSINESS AND OIL AND GAS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY; (iv) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION; AND (v) THAT THIS WAIVER IS A MATERIAL AND INTEGRAL PART OF THIS AGREEMENT AND THE CONSIDERATION THEREOF.

         4       SURVIVAL.         As provided in this Agreement, the
representations, warranties and covenants of the parties under this Agreement shall survive for the periods specifically set forth in the Agreement.

         5       LIMITATION OF LIABILITY.  Seller and Buyer do hereby covenant and agree that the recovery by either party hereto of any damages suffered or incurred by it as a result of any breach by the other party of any provision of this Agreement shall be limited to the actual damages and costs to investigate and collect and in no event shall the breaching party be liable to the non-breaching party for any indirect, consequential, exemplary or punitive damages suffered or incurred by the non-breaching party as a result of the breach by the breaching party.

         6       PUBLICITY.  Prior to the Closing, except as required by
applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither party shall issue any publicity or other release without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. If, pursuant to the foregoing, Buyer (in its sole discretion) is required to issue a prior release, Buyer shall give Seller copies of each proposed press release at least three hours prior to its release and Seller may review such releases and suggest any changes but Buyer shall not be obligated to make any such changes, except as required for accuracy. From and after the date of the signing of this Agreement, subject to compliance with any applicable securities laws, Buyer may disclose information to third party potential purchasers of properties included in the Interests with a view to their possible sale after the Closing Date without such disclosure being a violation of the Confidentiality Agreement or this Section 33.

         7       USE OF SELLER'S NAME.  As soon as practicable after the
Closing Date but in no event later than the Final Accounting Date, Buyer shall remove or cause to be removed the names and marks used by Seller and all variations and derivations thereof and logos relating thereto from the Interests and shall not thereafter make any use whatsoever of those names, marks and logos, PROVIDED, HOWEVER, that Buyer may use Seller's name in Buyer's filings with the SEC, or otherwise as required by any law or regulation, and may describe the terms of this Agreement in, and file this Agreement as an exhibit to, any SEC filing as may be required by the federal securities laws.

         8       SELLER EMPLOYEES.         Buyer shall have no responsibility
for the employees of Seller, including without limitation for severance or other payments made to employees terminated after this transaction closes.

         9       OPERATORSHIP.    Seller does not represent to Buyer that Buyer
will automatically succeed to the operatorship of any given Interest as to which Seller is currently the operator, agent operator or contract operator. Buyer recognizes and agrees that Buyer will be required to comply with applicable operating agreements, unit operating agreements or other similar contracts relating to any elections or other selection procedures in order to succeed Seller in its operatorship capacity. Pursuant to the Acquisition Management and Operation Agreement listed in SCHEDULE I, Seller operates certain wells. It is agreed that the succession to operatorship by Buyer shall exclude any rights or obligations with respect to operatorship as to those wells covered by said agreement and identified in SCHEDULE X, with Seller retaining responsibility (and agreeing to fully indemnify and hold Buyer harmless without any time limitation against all liabilities of Buyer including any costs incurred by it in the defense of any claims made against Buyer) with respect to such obligations.

         10      JOINT VENTURE.   Nothing contained in this Agreement shall be
deemed to create a joint venture, partnership, tax partnership or agency relationship between the parties.

         11      EXPENSES.        Except as otherwise provided herein, each
party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel and accountants) and shall not be entitled to any reimbursement therefor from the other party hereto.

         12      CERTAIN DEFINITIONS.

         "Claims" means all costs, expenses, obligations, claims, demands, causes of action, liabilities, damages, fines penalties and judgments of any kind or character, whether matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, and all costs and fees (including, without limitation, interest, attorneys' fees, cost of experts, court costs and costs of investigation) incurred in connection therewith, including, but not limited to claims arising from or directly or indirectly related to the Interests).

         "G&A" means general and administrative expenses but shall exclude charges directly incurred for the Interests such as expenses for field employees and supervisors.

         "Pre-Closing Date" means, when used to modify any other defined term used in this Agreement, that whatever event such term is describing arose out of an event which occurred prior to the Closing Date.

         "Pre-Effective Time" means, when used to modify any other defined term used in this Agreement, that whatever event such term is describing arose out of an event which occurred prior to the Effective Time.

         "Post-Closing Date" means, when used to modify any other defined term used in this Agreement, that whatever event such term is describing arose out of an event which occurred subsequent to the Closing Date.

         "Post-Effective Time" means, when used to modify any other defined term used in this Agreement, that whatever event such term is describing arose out of an event which occurred subsequent to the Effective Time.

         1       RETURNED INTERESTS.  With respect to any Interests returned to
Seller by Buyer as to which an adjustment has been made which results in Buyer receiving from Seller the allocated value of such Interest, Seller shall be entitled to receive the net value of production above Post-Effective Time costs less Buyer's G&A or conversely shall pay to Buyer the net deficit thereof.
Each assignment by Buyer to Seller of any returned Interest shall contain a special warranty of title covering all claims made by, through or under Buyer but not otherwise.

         2       COUNTERPARTS.    This instrument may be executed in multiple
counterparts and all of the counterparts hereof shall together constitute but one instrument.

         EXECUTED on the day and year first above written.


                                                BUYER:

                                                LOMAK PETROLEUM, INC.



                                                By:  ___________________________
                                                     Chad L. Stephens
                                                     Vice President

                                                SELLER:

                                                BANNON ENERGY INCORPORATED



                                                By:  ___________________________
                                                     Robert D. Johnson
                                                     Chief Executive Officer

                LIST OF SCHEDULES TO PURCHASE AND SALE AGREEMENT


   I        List of Interests

  II        Equipment and Supplies Inventory

 III        Schedule of New Projects

  IV        Allocation of Purchase Price

   V        Oil in Tanks

  VI        Preferential Rights

 VII        Consents to Assign

VIII        New Project Costs

  IX        Insurance Schedule

   X        Excluded Operations

                LIST OF EXHIBITS TO PURCHASE AND SALE AGREEMENT


A.          Form of Operating Agreement

B.          Conditional Guaranty

C.          Form of Assignment

                                   SCHEDULE I

                                                      BEFORE PAYOUT                      AFTER PAYOUT -FARMOUT
Wellcode  State      Well Name        WI        G-NRI     0-NRI   G-ORRI  O-ORRI         WI     G-NRI      O-NRI
- ----------------------------------------------------------------------------------------------------------------

                    SAN JUAN BASIN
NM0002    NM    Betty B 1-15                                      0.05000 0.05000
NM0009    NM    Bigbee 1-16                                       0.00000 0.01359
NM0014    NM    Connie 21-1           0.80000  0.66000   0.66000
NM0017    NM    Dana State            0.50000  0.40000   0.40000
NM0019    NM    Federal 12-1          1.00000  0.82500   0.82500
NM0030    NM    Lybrook 2-22                                      0.00124 0.00000
NM0031    NM    Lybrook 4-22                                      0.00124 0.00000
NM0032    NM    Lybrook 6-22                                      0.00124 0.00000
NM0033    NM    Lybrook 7-27                                      0.00124 0.00000
NM0034    NM    Marcus 1              1.00000  0.75000   0.80000  0.07500 0.07500
NM0035    NM    Marcus 2              0.84375  0.63281   0.67500  0.07500 0.07500
NM0037    NM    Marcus 4              0.91670  0.68753   0.72305  0.08625 0.08625
NM0038    NM    Marcus 5              0.84375  0.63281   0.67500  0.07500 0.07500
NM0040    NM    Marcus 7              0.93750  0.70313   0.75000  0.07500 0.07500
NM0041    NM    Marcus 8              0.93750  0.70313   0.75000  0.07500 0.07500
NM0042    NM    Marcus 10             0.93750  0.70313   0.84000  0.07500 0.07500
NM0043    NM    Marcus 11             1.00000  0.75000   0.89600  0.07500 0.07500
NM0044    NM    Marcus A 1            0.91670  0.68753   0.72305  0.08625 0.08625
NM0045    NM    Marcus A 2            0.91670  0.68753   0.73336  0.07500 0.07500
NM0046    NM    Marcus A 3            0.91670  0.68753   0.73336  0.07500 0.07500
NM0047    NM    Marcus A 9            0.93750  0.70313   0.85500  0.07500 0.07500
NM0048    NM    Marcus A 10           0.93750  0.70313   0.75000  0.07500 0.07500
NM0049    NM    Marcus A 12           1.00000  0.75000   0.78500  0.09000 0.09000
NM0050    NM    Marcus A 14           1.00000  0.75000   0.87750  0.03750 0.03750
NM0051    NM    Marcus A 15           0.93750  0.70313   0.75000  0.07500 0.07500
NM0052    NM    Marcus A 16           0.93750  0.70313   0.75000  0.07500 0.07500
NM0053    NM    Marcus A 22           0.93750  0.70313   0.85758  0.05625 0.05625
NM0057    NM    Mesa 25 3R            0.89836  0.66984   0.67590
NM0060    NM    Rita Com 4                                        0.04313 0.04313
NM0062    NM    Stephenson 1-22                                   0.06563 0.00000
NM0070    NM    Marcus A 23           1.00000  0.75000   0.84600  0.07500 0.07500
NM0071    NM    Grace Federal 24 2    1.00000  0.74563   0.74563
NM0074    NM    Chacon Amigos 1       1.00000  0.70000   0.70000  0.08333 0.08333
NM0075    NM    Chacon Amigos 2       1.00000  0.70000   0.70000  0.08333 0.08333
NM0076    NM    Chacon Amigos 3       1.00000  0.70000   0.70000  0.08333 0.08333
NM0077    NM    Chacon Amigos 4       1.00000  0.70000   0.70000  0.08333 0.08333
NM0078    NM    Chacon Amigos 5       1.00000  0.70000   0.70000  0.08333 0.08333
NM0079    NM    Chacon Amigos 6       1.00000  0.70000   0.70000  0.08333 0.08333
NM0080    NM    Chacon Amigos 7       1.00000  0.70000   0.70000  0.08333 0.08333
NM0081    NM    Chacon Amigos 8       1.00000  0.70000   0.70000  0.08333 0.08333
NM0082    NM    Chacon Amigos 101     1.00000  0.73333   0.73333
NM0083    NM    Mobil Federal 1       0.87500            0.71925
NM0084    NM    Rincon 1              1.00000  0.74687   0.74687
NM0086    NM    Marcus A 5 (Rincon 7) 1.00000  0.75000   0.75000  0.07500 0.07500
NM0087    NM    Rincon 8              1.00000  0.75000   0.75000  0.07500 0.07500
NM0088    NM    Rincon 9              1.00000  0.75000   0.75000  0.05625 0.05625
NM0089    NM    Rincon 10             1.00000  0.75000   0.75000  0.06500 0.06500
NM0090    NM    Rincon 11             1.00000  0.75000   0.75000  0.09500 0.09500
NM0091    NM    Grace Federal 1 1R    1.00000  0.75000   0.80000  0.07500 0.07500
NM0092    NM    Grace Federal 6 1R    1.00000  0.75000   0.80000  0.07500 0.07500



NM0093    NM    McBee 7 5Y                  1.00000  0.82500   0.87500
NM0094    NM    McBee 7 6                   1.00000  0.81500   0.81500
NM0095    NM    Lybrook South 1R            1.00000  0.82500   0.87500
NM0096    NM    Marcus A 4                  1.00000  0.77500   0.87900  0.03750 0.03750
NM0097    NM    Grace Federal 6 2           1.00000  0.75000   0.80000  0.07500 0.07500
NM0098    NM    McBee 7 3                   1.00000  0.81500   0.87500
NM0099    NM    Federal 8 1                 1.00000  0.75000   0.78500  0.09000 0.09000
NM0100    NM    Campos 1-10                 1.00000  0.75000   0.82500
NM0101    NM    Campos 2 4                  1.00000  0.75000   0.82500
NM0107    NM    Lybrook 2                                               0.00124 0.00000
NM0111    NM    State 16 1                  1.00000  0.75000   0.75000
NM0112    NM    State 16 2                  1.00000  0.75000   0.75000
NM0114    NM    McBee 7 4                   1.00000  0.82500   0.87500
NM0115    NM    Grace Federal 24 1R         1.00000  0.74563   0.70089
NM0116    NM    Lybrook 19 2R               0.94000  0.70089   0.70089
NM0118    NM    Mesa 25 5                   0.87000  0.64869   0.64869
NM0120    NM    Rincon 13                   1.00000  0.75000   0.75000  0.07500 0.07500
NM0121    NM    State 16-3                  1.00000  0.75000   0.75000
NM0131    NM    Rincon 5Y                   1.00000  0.75000   0.75000  0.08250 0.08250
NM0132    NM    Rincon 2                    1.00000  0.74687   0.74687
NM0134    NM    Rincon 14                   1.00000  0.75450   0.75450  0.02050 0.01050
NM0135    NM    Rincon 15                   1.00000  0.75000   0.75000  0.07500 0.07500
NM0141    NM    Marcus 21                   1.00000  0.75000   0.75000  0.07500 0.07500
NM0146    NM    Federal 29-2                1.00000  0.75000   0.75000
NM0151    NM    Lybrook South 3             1.00000  0.82500   0.87500
NM0152    NM    Lybrook South 4             1.00000  0.82500   0.87500
NM0153    NM    Lybrook South 5             1.00000  0.82500   0.87500
NM0154    NM    Lybrook South 6             1.00000  0.82500   0.87500
NM0155    NM    Lybrook South 7             1.00000  0.82500   0.87500
NM0156    NM    Lybrook South 8             1.00000  0.82500   0.87500
NM0157    NM    Lybrook South 9             1.00000  0.82500   0.87500
NM0158    NM    Lybrook South 10            1.00000  0.82500   0.87500
NM0159    NM    Lybrook South 11            1.00000  0.82500   0.87500
NM0161    NM    Lybrook South 12            1.00000  0.82500   0.87500
NM0162    NM    Lybrook South 13            1.00000  0.82500   0.87500
NM0163    NM    Lybrook South 14            1.00000  0.82500   0.87500
NM0164    NM    Lybrook South 15            1.00000  0.82500   0.87500
NM0167    NM    Rincon 3                    1.00000  0.74687   0.74687
NM0180    NM    Rincon 36                   1.00000  0.75000   0.75000  0.07500 0.07500
NM0181    NM    Lybrook Fed 24 5            0.97500  0.85313   0.85313
NM0182    NM    Lybrook Fed 24 4            0.97500  0.85313   0.85313
NM0183    NM    Marcus 3R                   1.00000  0.82500   0.87500
NM0188    NM    Largo Spur A 1              1.00000  0.74563   0.74563
NM0190    NM    Rincon 19 3                 1.00000  0.74687   0.74687
NM0192    NM    Mesa 25 6                   0.95000  0.70834   0.80714
NM0193    NM    Mesa 25 7                   1.00000  0.74563   0.74563
NM0231    NM    Lybrook South 16            1.00000  0.82500   0.87500
NM0301    NM    South Blanco Federal 6 5    1.00000  0.87500   0.97900
NM0305    NM    South Blanco Federal 31 3   1.00000  0.85500   0.95100
NM0307    NM    State 32 2                  1.00000  0.79625   0.79625
NM0311    NM    South Blanco Federal 30 2   1.00000  0.87500   0.87500
NM0313    NM    South Blanco State 36 6     1.00000  0.80625   0.80625
NM0314    NM    South Blanco State 36 7     1.00000  0.80625   0.80625
NM0317    NM    South Blanco Federal 23 2   0.98347  0.82681   0.83481
NM0318    NM    South Blanco Federal 23 3   0.98347  0.82681   0.83481
NM0319    NM    South Blanco Federal 23 4   0.98347  0.82681   0.83481
NM0320    NM    South Blanco Federal 25 8   0.98347  0.82681   0.82681

NM0321    NM    South Blanco Federal 25 9          0.98347  0.82681   0.82681
NM0322    NM    South Blanco Federal 25 10         0.98347  0.82681   0.82681
NM0335    NM    Betty B-2                                                      0.05000 0.05000
NM0351    NM    South Blanco Federal 6 2           1.00000  0.87500   0.87500
NM0352    NM    South Blanco Federal 6 3           1.00000  0.87500   0.87500
NM0353    NM    South Blanco Federal 6 4           1.00000  0.87500   0.97900
NM0354    NM    South Blanco Federal 22 2          0.81528  0.68462   0.74325
NM0357    NM    South Blanco Federal 25 2          0.98602  0.82779   0.82779
NM0358    NM    South Blanco Federal 25 3          0.98889  0.83067   0.83067
NM0359    NM    South Blanco Federal 25 4          0.98602  0.82779   0.82779
NM0362    NM    South Blanco Federal 25 7          0.81527  0.68462   0.68462
NM0365    NM    South Blanco Federal 26 3          0.81528  0.68462   0.68462
NM0366    NM    South Blanco Federal 26 4          0.81528  0.68462   0.68462
NM0367    NM    South Blanco Federal 26 5          0.81528  0.68462   0.68462
NM0368    NM    South Blanco Federal 26 6          0.81528  0.68462   0.68462
NM0370    NM    South Blanco Federal 30 1          1.00000  0.87500   0.95500
NM0372    NM    South Blanco Federal 31 2          1.00000  0.85500   0.95100
NM0388    NM    South Blanco State 36 2            1.00000  0.80625   0.80625
NM0389    NM    South Blanco State 36 3            1.00000  0.80625   0.80625
NM0500    NM    Chacon Federal 1                   1.00000  0.85000   0.85000
NM0501    NM    Chacon Federal 5                   1.00000  0.85000   0.85000
NM0502    NM    Chacon Federal 7                   1.00000  0.85000   0.85000
NM0503    NM    Chacon Federal 8                   1.00000  0.85000   0.85000
NM0504    NM    Chacon Federal 101                 1.00000  0.84500   0.84500
NM0505    NM    Gardner 1                          1.00000  0.84500   0.84500
NM0506    NM    Gardner 13-1                       1.00000  0.78750   0.78750
NM0507    NM    Hill 23-2                          1.00000  0.75000   0.75000
NM0508    NM    Leeson 1                           1.00000  0.75000   0.75000
NM0509    NM    Leeson 2                           1.00000  0.75000   0.75000
NM0531    NM    Tonkin 1                           1.00000  0.85000   0.85000
NM0532    NM    Tonkin 2                           1.00000  0.85000   0.85000
NM0533    NM    Tonkin 3                           1.00000  0.85000   0.85000
NM0534    NM    Tonkin 4                           1.00000  0.85000   0.85000
NM0535    NM    Tonkin 5                           1.00000  0.85000   0.85000
NM0536    NM    Tonkin 6                           1.00000  0.85000   0.85000
NM0537    NM    Little Federal 29-2                0.50000  0.42250   0.42250
NM0540    NM    Chacon Federal 4                   1.00000  0.85000   0.85000
NM0543    NM    Leeson 4                           1.00000  0.75000   0.75000

                    ANADARKO BASIN
OK0015    OK    Allen 1-24                         0.93975  0.68851   0.68851
OK0017    OK    Bond #1-32                         0.59688  0.44841   0.44841
OK0018    OK    Crabtree Estate #1                 0.68175  0.50065
OK0019    OK    Elsie 1-3                          0.28113  0.21628
OK0020    OK    Hinkle Unit                        1.00000  0.78575
OK0021    OK    Guy #1-4                           0.83250  0.64363   0.64363
OK0022    OK    Hayes #1-18                        0.83125  0.60977
OK0023    OK    Laverty #1-30                      0.93975  0.68946
OK0024    OK    Martin #1-32                       1.00000  0.83500
OK0025    OK    Mathers #1-31                      0.59375  0.46887
OK0027    OK    Stewart #1-4                       0.24860  0.21753   0.21753
OK0028    OK    Myers #1-2                         0.68786  0.60187   0.60187
OK0029    OK    Myers #2-2                         0.68786  0.60187   0.60187
OK0030    OK    Dennis #1                          0.64844  0.56453   0.56453
OK0031    OK    Hefner R A #1                      0.70833  0.61979
OK0032    OK    Hefner R A #2                      0.70968  0.62097   0.62097
OK0033    OK    Stevens #1                         0.52344  0.46547   0.46547

OK0035    OK    Massman #1-5                    0.44650  0.34363
OK0036    OK    Cantrell 1-17 Unit              0.08333  0.06771   0.06771
OK0037    OK    Cantrell 2-17 Unit                                          0.00521 0.00521
OK0038    OK    Joe A Moxley #1                                             0.00521 0.00521
TX0050    TX    Barnes #1                       0.48750  0.39758            0.00521 0.00521
TX0051    TX    Endicott #1                     0.48750  0.42645
TX0052    TX    ODC Gas Unit #1                 0.98125  0.77043
TX0053    TX    Campbell #1                     0.99000  0.73250
TX0054    TX    Kelln C #1                      0.97000  0.72750   0.72750
TX0055    TX    Kelln #2A                       0.98125  0.73594   0.73594
TX0056    TX    Kelln C #3                      0.99250  0.74438
TX0057    TX    Martin #1                       0.91321  0.73361   0.83333
TX0058    TX    Piper #1                        0.93750  0.70313
TX0059    TX    Rosewood Duke #1                0.84961  0.60857
TX0060    TX    Allen Estate "A"                0.50000  0.43225   0.43225
TX0061    TX    Allen Estate "B"                1.00000  0.86155   0.86155
TX0062    TX    Boese Gas Unit #1               0.98421  0.75449
TX0063    TX    Holland A 1 R H                 0.97500  0.85313
TX0064    TX    Schneider Gas Unit              0.98125  0.85859   0.85859
TX0065    TX    Ben Hill A-1                    0.90211  0.78271
TX0066    TX    Ben Hill #2                     0.89453  0.78271   0.78271
TX0067    TX    Ben Hill #3                     0.89453  0.78271
TX0068    TX    Ben Hill #4                     0.89453  0.78271
TX0069    TX    Ben Hill #5                     0.96484  0.78271
TX0070    TX    Ben Hill #6                     0.89453  0.78271   0.78271
TX0072    TX    Isabell Parsell #4              0.98125  0.70650   0.70650
TX0073    TX    Make Believe #1                 0.75000  0.55113   0.55113
TX0074    TX    Marvelous Beginning #1          1.00000  0.78750   0.78750
TX0075    TX    Morrison #1                     0.98338  0.73731   0.73731
TX0076    TX    Morrison #2                     0.98250  0.73731   0.73731
TX0077    TX    Morrison #3                     0.73250  0.54700
TX0078    TX    Parsell Ranch #1                0.97500  0.85313   0.85313
TX0079    TX    Parsell Ranch #3                0.97500  0.85313
TX0080    TX    Parsell Ranch #4                0.97500  0.85368

                  GREEN RIVER BASIN

WY0019    WY    Champlin 243 A 1                                                             0.004499 0.003824 0.003825
WY0020    WY    Champlin 243 A 2                                                             0.004499 0.003824 0.003825
WY0021D   WY    CIG 1-10                                                                     0.002813 0.002323 0.002323
WY0022D   WY    CIG 2-10                                                                     0.002810 0.002323 0.002323
WY0023    WY    Hellwig Federal 31-8            0.00444  0.00336   0.00336                   0.002666 0.002333 0.002333
WY0028    WY    Wilson Ranch 12-1               0.01000  0.00750   0.00750                   0.006000 0.004950 0.004950
WY0031    WY    Bruff 149 L 3                                                                0.002158 0.002698 0.002698
WY0042    WY    Rainbow Federal 1-30 #2                                                      0.005025 0.004114 0.004114
WY0044    WY    Champlin 288 A 1                                                             0.004500 0.003825 0.003825
WY0047    WY    Bruff 285 C 3                                                                0.003000 0.002550 0.002550
WY0048    WY    Bruff 149 J 4                                                                0.003000 0.002550 0.002550
WY0058    WY    Fabian Ditch 3-28               0.00200  0.00144   0.00144                   0.001200 0.000960 0.000960
WY0060    WY    Champlin 358 B 2                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0061    WY    Champlin 288 E 1                                                             0.004834 0.004109 0.004109
WY0062    WY    Champlin 288 E 2                                                             0.004834 0.004109 0.004109
WY0063    WY    Grace 1-6 #2                    0.00924  0.00693   0.00693                   0.005544 0.004630 0.004630
WY0065    WY    Berkley Federal #2              0.00750  0.00563   0.00563                   0.004500 0.003754 0.003754
WY0066    WY    Champlin 358 H 2                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0073    WY    Champlin 288 B 2                0.00696  0.00522   0.00522                   0.004175 0.003549 0.003549
WY0074D   WY    Champlin 358 B 3                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825

WY0077D   WY    Champlin 186 G 3                                                             0.004500 0.003825 0.003825
WY0082    WY    Champlin 243 B 1                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0084    WY    Wagon Spoke 10-14               0.00423  0.00348   0.00348                   0.002539 0.002089 0.002089
WY0086    WY    East Trumpeter 10-2                                                          0.000400 0.000344 0.000344
WY0087    WY    East Trumpeter 40-2                                                          0.000405 0.000344 0.000344
WY0090D   WY    Anderson 4 1A                   0.00066  0.00058                             0.000396 0.000317 0.000317
WY0091    WY    Wagon Spoke 14-14               0.00556  0.00348   0.00348                   0.003338 0.003303 0.003303
WY0092D   WY    Fabian Ditch 4-28                                                            0.001157 0.000864 0.000864
WY0095    WY    Fabian Ditch 5-28               0.00193  0.00144   0.00144                   0.001193 0.000955 0.000955
WY0100    WY    Rainbow Federal 1-30 #3         0.00750  0.00563   0.00563                   0.004500 0.003684 0.003684
WY0107    WY    Champlin 206 G 1                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0108    WY    Champlin 288 D 1                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0111    WY    Champlin 358 H 3                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0112    WY    Champlin 186 F 4                0.00750  0.00562   0.00562                   0.004500 0.003821 0.003821
WY0113    WY    Champlin 357 B 3                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0114    WY    Champlin 186 B 4                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0115    WY    Champlin 357 B 4                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0116    WY    Champlin 288 B 3                0.00696  0.00522   0.00522                   0.004175 0.003549 0.003549
WY0118    WY    Champlin 206 F 3                0.00750  0.00564   0.00564                   0.004500 0.003764 0.003764
WY0119    WY    Champlin 206 E 3                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0120    WY    Champlin 186 I 3                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0122    WY    Champlin 186 H 2                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0126    WY    Champlin 358 G 2                                                             0.004500 0.003825 0.003825
WY0127    WY    Champlin 358 G 3                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0128    WY    Champlin 186 F 3                                                             0.004500 0.003821 0.003821
WY0131    WY    Champlin 358 B 4                                                             0.004500 0.003825 0.003825
WY0132    WY    Wagon Spoke 20-14               0.00423  0.00348   0.00348                   0.002539 0.002089 0.002089
WY0134    WY    Champlin 186 B 3                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0145    WY    Champlin 288 C 1                0.00811  0.00608   0.00608                   0.004864 0.004135 0.004135
WY0147    WY    Miller #2                       0.00973  0.00729   0.00729                   0.005836 0.004921 0.004921
WY0149    WY    Grace 1-6 #3                    0.00924  0.00693   0.00693                   0.005544 0.004713 0.004713
WY0152    WY    Grace 1-30 #3                   0.01000  0.00750   0.00750                   0.006000 0.005010 0.005010
WY0155    WY    State of Wyoming #2             0.01000  0.00750   0.00750                   0.006000 0.004950 0.004950
WY0158    WY    Champlin 149 I 3                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0159    WY    Champlin 149 I 4                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0160    WY    Kobus Federal #3                                            0.06328 0.06328  0.375000 0.306220 0.306220
WY0160    WY    Kobus Federal #3                0.01000  0.00750   0.00750                   0.006000 0.004903 0.004903
WY0162    WY    Champlin 358 G 4                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0166    WY    Champlin 122 D 2                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0169    WY    Government Federal 1-12 #2      0.00875  0.00695   0.00695                   0.006750 0.005702 0.005702
WY0178    WY    Grynberg 1-31 #2                                            0.05145 0.05145  0.300000 0.246639 0.246639
WY0178    WY    Grynberg 1-31 #2                0.00750  0.00563   0.00563                   0.004500 0.003684 0.003684
WY0182    WY    Rainbow Federal 1-6 #2          0.01000  0.00750   0.00750                   0.006000 0.004968 0.004968
WY0183    WY    Reading & Bates 1-18 #3         0.01000  0.00769   0.00769                   0.007003 0.005778 0.005778
WY0185    WY    Champlin 285 M 1                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0186    WY    Champlin 285 H 3                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0188    WY    Champlin 289 D 1                0.01000  0.00750   0.00750                   0.006000 0.005100 0.005100
WY0190    WY    Champlin 206 I 1                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0200    WY    State of Wyoming AI-2           0.01000  0.00750   0.00750                   0.006000 0.004500 0.004500
WY0203    WY    Champlin 186 E 2                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0204    WY    Harrington Federal Unit 2       0.00800  0.00622   0.00622                   0.004802 0.003733 0.003733
WY0208    WY    Champlin 289 B-1                0.33333  0.25000   0.25000                   0.199800 0.169800 0.169800
WY0209    WY    Champlin 357 C 3                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0211    WY    Granger Federal 2-8 #2          0.01000  0.00803   0.00803                   0.008800 0.007620 0.007620
WY0213    WY    Altrogge 3-18                                                                0.001454 0.000893 0.000893
WY0214    WY    Bruff Unit 22                   0.00333  0.00237   0.00267                   0.002000 0.001700 0.001700
WY0215    WY    Bruff Unit 23                   0.00333  0.00229   0.00229                   0.002000 0.001558 0.001558

WY0216    WY    Bruff Unit 24                                                                0.002000 0.001700 0.001700
WY0217    WY    Bruff Unit 25                   0.00333  0.00250   0.00250                   0.002000 0.001700 0.001700
WY0218    WY    Bruff Unit 26                   0.00333  0.00229   0.00229                   0.002000 0.001558 0.001558
WY0219    WY    Bruff Unit 27                   0.00333  0.00229   0.00229                   0.002000 0.001558 0.001558
WY0220    WY    Bruff Unit 28                   0.00333  0.00250   0.00250                   0.002000 0.001700 0.001700
WY0221    WY    Bruff Unit 29                   0.00333  0.00229   0.00229                   0.002000 0.001558 0.001558
WY0222    WY    Bruff Unit 30                   0.00333  0.00229   0.00229                   0.002000 0.001558 0.001558
WY0223    WY    Bruff Unit 31                   0.00333  0.00229   0.00229                   0.002000 0.001558 0.001558
WY0224    WY    Bruff Unit 32                   0.00333  0.00229   0.00229                   0.002000 0.001558 0.001558
WY0225    WY    Bruff Unit 33                                                                0.002000 0.001558 0.001558
WY0226    WY    Clifton Federal 28-3            0.00500  0.00375   0.00375                   0.003000 0.002625 0.002625
WY0227    WY    Clifton Federal 28-4            0.00500  0.00375   0.00375                   0.003000 0.002625 0.002625
WY0228    WY    Pando Federal 32 3              0.00500  0.00375   0.00375                   0.003000 0.002625 0.002625
WY0229    WY    Pando Federal 32 4              0.00500  0.00375   0.00375                   0.003000 0.002625 0.002625
WY0232    WY    Champlin 285 A 4                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0234    WY    Lansdale Federal 4 3                                                         0.000348 0.000305 0.000305
WY0235    WY    Lansdale Federal 4 4                                                         0.000348 0.000305 0.000305
WY0236    WY    Lansdale Federal 28 4                                                        0.000410 0.000350 0.000350
WY0237    WY    Hagood Federal 12 3             0.00063  0.00047   0.00047                   0.000375 0.000328 0.000328
WY0238    WY    Hagood Federal 12 4             0.00063  0.00047   0.00047                   0.000375 0.000328 0.000328
WY0245    WY    USA Bannon #2                   0.01000  0.00750   0.00750                   0.006000 0.004950 0.004950
WY0246    WY    Champlin 285 L 2                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0248    WY    Champlin 326 D 4                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0250    WY    Legacy Federal 10-14            0.00417  0.00313   0.00313                   0.002502 0.002012 0.002012
WY0254    WY    East Trumpeter 31-2             0.00067  0.00051   0.00051                   0.000405 0.000344 0.000344
WY0263    WY    Storm Shelter 40-20             0.00595  0.00447   0.00447                   0.003573 0.002908 0.002908
WY0264    WY    Storm Shelter 30-29             0.00838  0.00628   0.00628                   0.005470 0.004383 0.004383
WY0265    WY    Judith Federal 30-32            0.00938  0.00703   0.00703                   0.005625 0.004641 0.004641
WY0266    WY    Green River 30-17               0.90949  0.68237   0.68237                   0.545400 0.445000 0.445000
WY0268    WY    Storm Shelter 10-20             0.00838  0.00628   0.00628                   0.005470 0.004383 0.004383
WY0275    WY    Champlin 122 F 1                0.00763  0.00572   0.00572                   0.004578 0.003891 0.003891
WY0300    WY    Champlin 243 A 3                0.00750  0.00562   0.00562                   0.004499 0.003824 0.003824
WY0301    WY    Champlin 243 A 4                0.00750  0.00562                             0.004499 0.003824 0.003824
WY0302    WY    Champlin 288 A 3                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0303    WY    Champlin 288 A 4                0.00750  0.00563   0.00563                   0.004500 0.003825 0.003825
WY0309    WY    CIG 3-10                                                                     0.002813 0.002323 0.002323
WY0310    WY    CIG 4-10                                                                     0.002813 0.002323 0.002323
WY0312    WY    Champlin 288 E 3                0.00806  0.00604   0.00604                   0.004834 0.004109 0.004109
WY0313    WY    Champlin 288 E 4                0.00806  0.00604   0.00604                   0.004834 0.004109 0.004109
WY0800    WY    Mesa 40-19                      0.50000  0.37500   0.37500                   0.300000 0.247500 0.247500
WY0801    WY    Mesa 30-20                      0.82228  0.61671   0.61671                   0.493400 0.377000 0.377000
WY0802    WY    Lodgepole 10-1                  0.71648  0.53736   0.53736                   0.429900 0.333200 0.333200
WY0808    WY    Green River 33-17               0.74917  0.56187   0.56187                   0.449500 0.368800 0.368800
WY0810    WY    South Fork Federal 40-24        1.00000  0.80000   0.80000                   0.650000 0.526500 0.526500
WY0813    WY    Four Mile Gulch 10-32           0.55430  0.44347   0.44347                   0.332580 0.269400 0.269400
WY0814    WY    Mesa 40-20                      0.43651  0.33296   0.33296                   0.425800 0.325400 0.325400
WY0815    WY    Mesa Federal 20-19              0.50000  0.37500   0.37500                   0.300000 0.247500 0.247500
WY0816    WY    Four Mile Gulch 20-32           0.41830  0.33300   0.33300                   0.250980 0.204860 0.204890
WY0818    WY    Seven Mile Gulch 10-18          1.00000  0.76500   0.76500                   0.600000 0.477000 0.477000
WY0819    WY    Anderson 4-3                                                                 0.654200 0.539759 0.539759
WY0821    WY    Lodgepole 20-11                 0.95300  0.71483   0.71483                   0.569200 0.438900 0.438900
WY0826    WY    Mesa Federal 30-30              0.31363  0.23839   0.23842                   0.256700 0.206600 0.206600
WY0841    WY    S. Lodgepole 22-29(H)           0.43155  0.33683   0.33683
WY0805    WY    Emigrant Springs 30-4           1.00000  0.82500   0.82500
WY0830    WY    Fontenelle Dam 10-35            1.00000  0.82438   0.82438

                                   SCHEDULE I


                                                                                 BANNONS INTEREST
                                                                     BEFORE PAYOUT               AFTER PAYOUT
        Well Name                Location            Zone           WI           NRI          WI          NRI
- ----------------------------------------------------------------------------------------------------------------
NEW MEXICO PROVED DEVELOPED BEHIND PIPE
Chacon Federal 101        NENE 19-24N-3W        Pict. Cliff      100.00000%     85.00000%
Chacon Federal 7          SENE 30-24N-3W        Pict. Cliff      100.00000%     85.00000%
Rincon 19-3               SWNW  19-24N-6W       Pict. Cliff      100.00000%     74.68652%
Rincon 1                  NENW  30-24N-6W       Pict. Cliff      100.00000%     74.68652%
Chacon Federal 1          SESE   30-24N-3W      Pict. Cliff      100.00000%     85.00000%
Chacon Federal 5          SESE   19-24N-3W      Pict. Cliff      100.00000%     85.00000%
Lybrook Fed. 24-5         NESE   24-24N-7W      Pict. Cliff       97.50000%     85.31300%
Lybrook Fed. 24-4         SENE 24-24N-7W        Pict. Cliff       97.50000%     85.31300%
Grace Federal 24-1R       NWNW   24-24N-7W      Pict. Cliff      100.00000%     74.56300%
Rincon 2                  SWNE   30-24N-6W      Pict. Cliff      100.00000%     74.68652%
Mesa 25-7                 SWNW  25-24N-7W       Pict. Cliff      100.00000%     74.56300%
Mesa 25-3R                SWSW   25-24N-7W      Pict. Cliff       89.83700%     66.98500%
Mesa 25-6                 NWSE   25-24N-7W      Pict. Cliff       95.00000%     70.83400%
Mesa 25-5                 SESE   25-24N-7W      Pict. Cliff       87.00000%     64.86900%
Mesa 25-2                 NESE   25-24N-7W      Pict. Cliff       87.00000%     64.86900%
Goff 30-5                 SWNW  30-24N-6W       Pict. Cliff       87.50000%     64.90900%
Chacon Amigos 3           SWNW  12-22N-3W       Pict. Cliff      100.00000%     78.33330%
Chacon Amigos 4           NESW   12-22N-3W      Pict. Cliff      100.00000%     78.33333%

NEW MEXICO PROVED UNDEVELOPED
N. Lybrook 24N            SESW   24-24N-7W      Gallup           100.00000%     87.50000%
Chacon Federal 19L        NWSW 19-24N-3W          Gall/Dakota    100.00000%     85.00000%
N. Lybrook 25H            SENE 25-24N-7W        Gallup            87.00000%     64.86900%
Chacon Federal 30D        NWNW   30-24N-3W        Gall/Dakota    100.00000%     85.00000%
N. Lybrook 25O            SWSE 25-24N-7W        Gallup            87.00000%     64.86900%
S. Lybrook 4M             SWSW   4-23N-TW       Gallup           100.00000%     75.00000%
N. Lybrook 24L            NWSW   24-24N-7W      Gallup           100.00000%     87.50000%
N. Lybrook 24L            NWSW   24-24N-7W      Pict. Cliff      100.00000%     87.50000%
S. Lybrook 4E             SWNW  4-23N-7W        Gallup           100.00000%     75.00000%
N. Lybrook 24M            SWSW   24-24N-7W      Gallup           100.00000%     87.50000%
S. Lybrook 9A             NENE9-23N-7W          Gallup            87.50000%     72.18750%
South Blanco 23L          NWSW   23-24N-8W      Gallup            98.34700%     82.68100%
S. Lybrook 10A            NENE 10-23N-7W        Gallup           100.00000%     75.00000%
South Blanco 23K          NESW   23-24N-8W      Gallup            98.34700%     82.68100%
S. Lybrook 10P            SESE   10-23N-7W      Gallup           100.00000%     75.00000%
South Blanco 23J          NWSE   23-24N-8W      Gallup            98.34700%     82.68100%
S. Lybrook 11L            NWSW   11-23N-7W      Gallup           100.00000%     77.50000%
South Blanco 23I          NESE   23-24N-8W      Gallup            98.34700%     82.68100%
S. Lybrook 11P            SESE   11-23N-7W      Gallup           100.00000%     77.50000%
South Blanco 22I          NESE   22-24N-8W      Gallup            81.52800%     68.46200%
S. Lybrook 11I            NESE   11-23N-7W      Gallup           100.00000%     77.50000%
South Blanco 24L          NWSW   24-24N-8W      Gallup            81.52800%     68.46200%

S. Lybrook 12M            SWSW   12-23N-7W      Gallup            93.75000%     77.81300%
South Blanco 24M          SWSW   24-24N-8W      Gallup            81.52800%     68.46200%
S. Lybrook 13D            NWNW   13-23N-7W      Gallup           100.00000%     81.50000%
E. Lybrook PC#1           SENE 2-23N-6W         Pict. Cliff       57.00000%     42.76000%
S. Lybrook 14D            NWNW   14-23N-7W      Gallup           100.00000%     82.50000%
E. Lybrook PC #2          SESE   2-23N-6W       Pict. Cliff       57.00000%     42.76000%
S. Lybrook 14K            NESW   14-23N-7W      Gallup           100.00000%     82.50000%
S. Lybrook 14L            NWSW   14-23N-7W      Gallup           100.00000%     82.50000%
S. Lybrook 14F            SENW   14-23N-7W      Gallup           100.00000%     82.50000%

NEW MEXICO PROBABLE
South Blanco Fed 22-1     SWSE   22-24N-8W      Pict. Cliffs       0.81528       0.68462
South Blanco Fed 23-1     SWSW   23-24N-8W      Pict. Cliffs       0.98347       0.82681
South Blanco Fed 25-1     NESW   25-24N-8W      Pict. Cliffs       0.98602       0.82779
South Blanco Fed 25-5     NWSW   25-24N-8W      Pict. Cliffs       0.98602       0.82779
South Blanco Fed 25-6     SWNW  25-24N-8W       Pict. Cliffs       0.98602       0.82779

WYOMING NON-AMI PROVED UNDEVELOPED
Grynberg 1-31 #3          SE-31-23N-111W        Frontier           0.00000%      5.14500%   30.00000%    24.66399%
Kobus Federal 4           SW-12-18N-112W        Dakota            93.75000%     76.55250%     NA           NA
Kobus Federal 4           SW-12-18N-112W        Frontier           0.00000%      6.32810%   37.50000%    30.62200%

WYOMING AMI PROVED UNDEVELOPED
ANDERSON 4-2                    4-20N-112W      Commingled                                   1.00000%     0.82500%
BERKELY 2-3                     24-18N-113W     Commingled         0.75000%      0.56250%    0.45000%     0.37540%
CHAMPLIN 186 G-4                31-19N-112W     Commingled         0.75000%      0.56590%    0.45000%     0.38440%
CHAMPLIN 206 E-4                7-18N-111W      Commingled         0.75000%      0.56250%    0.45000%     0.38250%
CHAMPLIN 285 A-5                27-20N-112W     Commingled         0.75000%      0.56250%    0.45000%     0.38250%
CHAMPLIN 288 B-4                11-20N-112W     Frontier           0.75000%      0.56250%    0.45000%     0.38250%
CHAMPLIN 288 D-2                8-20N-112W      Commingled         0.75000%      0.56250%    0.45000%     0.38250%
CHAMPLIN 288 D-3                8-20N-112W      Frontier           0.75000%      0.56250%    0.45000%     0.38250%
GRACE FEDERAL 1-6 #4            6-18N-112W      Frontier           0.92400%      0.69300%    0.55440%     0.46300%
GRACE FEDERAL 1-30 #4           30-18N-112W     Commingled         1.00000%      0.75000%    0.60000%     0.50100%
GRACE FEDERAL 1-30 #5           30-18N-112W     Commingled         1.00000%      0.75000%    0.60000%     0.50100%
GRYNBERG 1-31 #3                31-23N-111W     Frontier           0.75000%      0.56250%    0.45000%     0.36840%
GRYNBERG 1-31 #4                31-23N-111W     Frontier           0.75000%      0.56250%    0.45000%     0.36840%
KOBUS FEDERAL #4                12-18N-112W     Frontier           1.00000%      0.75000%    0.60000%     0.49030%
MILLER #3                       20-20N-112W     Frontier           0.97260%      0.72950%    0.58360%     0.49210%
RAINBOW FEDERAL 1-6 #4          6-22N-111W      Frontier           1.00000%      0.75000%    0.60000%     0.49680%
RAINBOW FEDERAL 1-30 #4         30-23N-111W     Frontier           0.75000%      0.56250%    0.45000%     0.36840%
READING & BATES 1-18 #4         18-19N-111W     Frontier           1.00000%      0.76880%    0.70300%     0.57780%
STATE OF WYOMING NO. 3          36-18N-113W     Commingled         1.00000%      0.75000%    0.60000%     0.49500%

ANADARKO PROVED DEVELOPED BEHIND PIPE
Morrison #1               191 42 H/TC           Middle Morrow     98.33750%     73.73087%
Mathers #1-31             31-5N-27EC            Council Grove     59.37500%     46.88723%
Guy #1-4                  4-4N-27EC             Council Grove     83.25000%     64.36265%
Bond #1-32                32-5N-27EC            Council Grove     59.68750%     44.84121%
Make Believe #1           29 44SMITH            Granite Wash      75.00000%     55.11313%
Allen 1-24                24-4N-27EC            Council Grove     93.97461%     68.85087%

Allen Estate "A"          17 12 H/GN            Novi Lime         50.00000%     43.22505%
Laverty #1-30             30-4N-28EC            Council Grove     93.97461%     68.94635%
Barnes #1                 57 4T T/NO            Up Marmaton       48.75000%     39.75778%
Endicott #1               68 4T T/NO            Up/Low            48.75000%     42.64465%
Boese #1                  45 4 GH/H             Up Marmaton       98.42051%     75.44890%
Allen Estate "A"          17 12 H/GN            Marmaton          50.00000%     43.22505%

ANADARKO PROVED UNDEVELOPED
Crabtree Estate #2        18-4N-23EC            Chester           68.17500%     50.06510%
Allen 2-24                24-4N-27EC            Chester           93.97461%     68.85087%
Allen 2-24                24-4N-27EC            Council Grove     93.97461%     68.85087%
Martin #2                 800 43 H/TC           Cleveland         91.32104%     73.36124%
Martin #2                 800 43 H/TC           Tonkawa           91.32104%     73.36124%
Parsell Ranch 2-147       147 42 H/TC           Morrow            97.50000%     85.31250%
Kelln sec 153             153 43 H/TC           Tonkawa           99.25000%     74.43750%
Kelln sec 151             151 43 H/TC           Tonkawa           98.12500%     73.59380%
Kelln sec 112             112 43 H/TC           Tonkawa           97.00000%     72.75000%
Ben Hill #8               145 42 H/TC           Morrow            89.45313%     78.27148%
Mathers #2                31-5N-27EC            Council Grove     59.37500%     46.88723%
Guy #2                    4-4N-27EC             Council Grove     83.25000%     64.36265%
Bond #2                   31-5N-27EC            Council Grove     59.68750%     44.84121%
Piper #2                  632 43 H/TC           Cleveland         56.25000%     45.70300%
Boese #2                  45 4 GH/H             Marmaton          98.42051%     75.44890%
Boese #3                  45 4 GH/H             Marmaton          98.42051%     75.44890%
Endicott #2               68 4T T/NO            Marmaton          48.75000%     42.64465%
Martin #3                 800 43 H/TC           Cleveland         91.32104%     73.36124%
Martin #3                 800 43 H/TC           Tonkawa           91.32104%     73.36124%
Barnes #2                 57 4T T/NO            Marmaton          48.75000%     39.75778%
Barnes #3                 57 4T T/NO            Marmaton          48.75000%     39.75778%

ANADARKO PROBABLE

Barnes #4                 56 4T T/NO            Marmaton          48.75000%     39.75778%
Barnes #5                 56 4T T/NO            Marmaton          48.75000%     39.75778%
Barnes #6                 56 4T T/NO            Marmaton          48.75000%     39.75778%
Endicott #3               68 4T T/NO            Marmaton          48.75000%     42.64465%
Endicott #4               68 4T T/NO            Marmaton          48.75000%     42.64465%
Boese #4                  45 4 GH/H             Marmaton          98.42051%     75.44890%
Boese #5                  45 4 GH/H             Marmaton          98.42051%     75.44890%


CEDAR SPRINGS PROVED UNDEVELOPED
Terrell Estate Tract Well #1                    CV Taylor Sand   100.00000%     79.70000%
Terrell Estate Tract Well #2                    CV Taylor Sand   100.00000%     79.70000%
Vedt/Todd Tract                                 CV Taylor Sand   100.00000%     79.70000%
Childress Tract (or vicinity)                   CV Taylor Sand   100.00000%     79.70000%
Cedar Springs Well #5                                            100.00000%     79.70000%
Cedar Springs Well #6                                            100.00000%     79.70000%
Cedar Springs Well #7                                            100.00000%     79.70000%

SECLUSION PROSPECT PROVED UNDEVELOPED
Well #1                   G. Edwards Survey     9500/E Wilcox    100.00000%     75.00000%   87.50000%    65.62500%
Well #2                   G. Edwards Survey     8800/9000        100.00000%     75.00000%   87.50000%    65.62500%
Well #3                                         9500/9700        100.00000%     75.00000%   87.50000%    65.62500%
Well #4                                         9500/9700        100.00000%     75.00000%   87.50000%    65.62500%

POPP/KALLINA PROSPECT PROVED UNDEVELOPED
Well #1 (Kallina Lease)   I&GNRR Survey         Yegua            100.00000%     75.00000%   87.50000%    65.62500%
Well #2                                         Yegua            100.00000%     75.00000%   87.50000%    65.62500%
Well #3                                                          100.00000%     75.00000%   87.50000%    65.62500%
Well #4                                                          100.00000%     75.00000%   87.50000%    65.62500%
Well #5                                                          100.00000%     75.00000%   87.50000%    65.62500%

WRIGHT MOUNTAIN PROSPECT
Jordan #1                                                        100.00000%     75.00000%   75.00000%    56.25000%
Wright Mtn (Lomak) prob 1                                        100.00000%     75.00000%   75.00000%    56.25000%
Wright Mtn (Lomak) prob 2                                        100.00000%     75.00000%   75.00000%    56.25000%
Wright Mtn (Lomak) prob 3                                        100.00000%     75.00000%   75.00000%    56.25000%
Wright Mtn Well 2                                                100.00000%     75.00000%   75.00000%    56.25000%
Wright Mtn Well 3                                                100.00000%     75.00000%   75.00000%    56.25000%



Notwithstanding the interests set out above, it is the intent of Seller and Buyer that the interests of Seller in the wells conform to those interests utilized by Huddleston & Co., Inc. in connection with its recent reserve reports prepared for Seller.

                                  SCHEDULE II


            Attached to and made a part of that certain Purchase and
                       Sale Agreement dated April 4, 1996
          between Bannon Energy Incorporated and Lomak Petroleum, Inc.

                          Retained Equipment/Inventory
                          ----------------------------

 Quantity                Item
 --------                ----
 3,100 ft                7 5/8" Casing Condition D
 240 ft                  7 5/8" Casing Condition A
 23,200 ft               2 3/8" Tubing Condition C
 1,220 ft                5 1/2" Casing Condition A
 150 ft                  10 3/4" Casing Condition A
 130 ft                  9 5/8" Casing Condition A
 88 ft                   8 5/8" Casing Condition A
 200 ft                  4 1/2" Casing Condition C
                         Mixed Cut Offs
 760 ft                  2 3/8" Blast Joints
 3                       Gas Production Unit, 20" x 7'6", 6500# Coils, 750,000 BTU/Hr, New, J.W. Williams
 1                       Gas Production Unit, 20" x 7'6", 6500# Coils, 750,000 BTU/Hr, reconditioned to new specs
 1                       Gas Production Unit, 20" x 7'6", 6500# Coils, 750,000 BTU/Hr, New, West Fab

 10                      Tanks, 750 gal. square, with stands

                                                                       Exhibit B
                                                                       ---------

                              CONDITIONAL GUARANTY


                 This Guaranty is made this     day of       , 1996 by the
undersigned Robert D. Johnson (the "Guarantor").

                             W I T N E S S E T H :

                 WHEREAS, the Guarantor owns a majority of the issued and outstanding shares of the Common Stock of Bannon Energy Incorporated ("Seller");

                 WHEREAS, Lomak Petroleum, Inc. ("Buyer") has required as a condition to the acquisition of certain assets from Seller that the Guarantor conditionally guarantee the performance of certain obligations of the Seller under the agreement ("Agreement") pursuant to which such assets will be sold;

                 WHEREAS, Buyer and Seller have negotiated the terms of the Agreement in the form annexed hereto as Exhibit A.

                 NOW, THEREFORE, in consideration of Buyer entering into the Agreement and the benefits that Guarantor will realize therefrom, Guarantor hereby acknowledges and agrees as follows:

                 1       Subject to Section 2 hereof, in the event that Seller
fails to perform any obligation required to be performed by Seller under the Agreement, after the giving of written notice (the "Notice") by Buyer to Seller of such failure, with a copy of the Notice to Guarantor, Guarantor shall be obligated to perform such obligation or at Guarantor's option to pay to Buyer the monetary value thereof. Upon performance or payment of said monetary value Guarantor shall be entitled to receive any benefit which the Seller would have been entitled to receive under the Agreement upon performance or the making of such payment.

                 2

                 3       Notwithstanding the terms of Section 1, this Guaranty
shall not be enforced against the Guarantor with respect to any specific claim if, within 15 days after receipt of a Notice, the Guarantor delivers to Buyer current documented evidence reasonably satisfactory to Buyer that the net worth of Seller as of its most recent fiscal year then ended, or any later fiscal period, is at least $2,500,000 and that the current cash or cash equivalent assets of Seller as at the end of such fiscal period are at least $1,000,000. If the close of Seller's most recent fiscal year is 90 days or more prior to the date of a Notice, Seller must further provide Buyer with an affidavit of its president and its chief financial officer stating that there has been no material adverse change in its financial condition since such fiscal year end. The obligations of Guarantor under Section 1 shall be fully effective with respect to the obligations of Guarantor if the documented evidence is not provided or is insufficient, or if the documented evidence does not satisfy the foregoing financial tests. In lieu thereof the Guarantor or Seller may provide a letter of credit reasonably acceptable to Buyer in an amount equal to the lesser of the amount claimed or $2,000,000 as security for payment or performance thereof by Seller. If Buyer is unable to enforce its remedies against Seller to pay, because of the financial inability of Seller, Buyer may immediately enforce this Guaranty against the Guarantor notwithstanding any other provision of this Conditional Guaranty. Similarly, at any time that Seller no longer meets the financial tests set forth herein, Buyer may enforce this Guaranty against the Guarantor notwithstanding any other provision of this Conditional Guaranty.

                 4       No waiver or amendment of the Agreement by Seller and
Buyer shall alter the terms of this Guaranty.

                 5       This Guaranty shall be governed by and construed in
accordance with the laws of the State of Texas, without giving effect to the conflict of law rules. Each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                 The Guarantor hereby irrevocably agrees that any action or proceeding in connection herewith may be brought in any state or federal court in the State of Texas and irrevocably submits to the non-exclusive jurisdiction of such courts. The undersigned waives and agrees not to raise any present or future claim he may have that any such court is not a convenient forum.

                 IN WITNESS WHEREOF, this instrument has been duly executed and
delivered as of this    day of       , 1996.




                    ____________________________
                               Robert D. Johnson